Filed pursuant to Rule 424(b)(5)

Registration No. 333-278380

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 10, 2024)

4,085,687 Shares of Common Stock

293,894 Pre-Funded Warrants to Purchase Shares of Common Stock

We are offering 4,085,687 shares of our common stock and, in lieu of shares of common stock to certain investors, 293,894 pre-funded warrants to purchase shares of our common stock, at a public offering price of $1.37 per share of common stock and $1.3699 per pre-funded warrant, which is equal to the public offering price per share of common stock, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share.

We are offering the pre-funded warrants to those investors whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock following the consummation of this offering in lieu of the shares of common stock that would result in such excess ownership. Each pre-funded warrant will be exercisable for one share of common stock. Each pre-funded warrant will be exercisable upon issuance and will expire when exercised in full. This prospectus supplement also relates to the offering of the shares of common stock issuable upon the exercise of the pre-funded warrants.

In a concurrent private placement, we are also offering to the investors in this offering Series A warrants to purchase up to 4,379,581 shares of our common stock (the “Series A warrants”) and Series B warrants to purchase up to 4,379,581 shares of our common stock and/or pre-funded warrants (the “Series B warrants” and together with the Series A warrants, the “common warrants”). The exercise price per share of common stock issuable upon exercise of the common warrants will be $1.37. The exercise price per pre-funded warrant issuable upon exercise of the Series B warrants will be the foregoing exercise price per share of common stock minus $0.0001, and each pre-funded warrant will be exercisable for one share of common stock at an exercise price of $0.0001 per share of common stock. The right of a holder to exercise the common warrants is subject to obtaining such approval from our stockholders as may be required by the rules of The Nasdaq Stock Market (“Nasdaq”) to permit exercise of the common warrants, and, if required and obtained, the warrants will be exercisable beginning on the effective date of such stockholder approval, and the Series A warrants will expire five years from such date, and the Series B warrants will expire two years from such date. If we are unable to obtain such stockholder approval, the common warrants will not be exercisable and therefore they will have no value. We agreed to hold a meeting of our stockholders on or prior to the 90th day after the date the common warrants are issued to obtain the stockholder approval and to solicit proxies in favor of the stockholder approval. If we do not obtain stockholder approval at the first meeting, we agreed to call a meeting every 60 days thereafter to seek stockholder approval until the earlier of the date on which stockholder approval is obtained or the common warrants are no longer outstanding. The common warrants and the shares of common stock and/or pre-funded warrants issuable upon exercise thereof (and the shares of common stock issuable upon exercise of such pre-funded warrants) are being offered pursuant to an exemption provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on The Nasdaq Capital Market under the symbol “DARE.” On August 13, 2026, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.37 per share. There is no established public trading market for the pre-funded warrants or the common warrants, and we do not expect a market to develop. We do not intend to apply for listing of the pre-funded warrants or the common warrants on The Nasdaq Capital Market or any other securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants and the common warrants will be limited.

As of the date of this prospectus supplement, the aggregate market value of our common stock held by our non-affiliates was $32,957,771 based upon 15,187,913 shares of our outstanding common stock held by non-affiliates at the per share price of $2.17, the closing sale price of our common stock on The Nasdaq Capital Market on June 18, 2026 (a date within 60 days of the date hereof). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public offering with a value exceeding one-third of our “public float” (i.e., the aggregate market value of our common stock held by our non-affiliates), or $10,985,924, in any 12-calendar-month period so long as our public float remains below $75.0 million. During the 12-calendar months prior to and including the date of this prospectus supplement (but excluding this offering), we have not sold any of our securities in reliance on General Instruction I.B.6 of Form S-3.

We have engaged Ladenburg Thalmann & Co. Inc. (the “placement agent”) to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange for the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay the placement agent the fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus supplement and the accompanying prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus, and the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” carefully before you invest in any of our securities.

Investing in our securities involves significant risks. Please carefully consider the risks discussed in the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company.”

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$1.3700	$1.3699	$5,999,996.58
Placement agent fees(1)	$0.0959	$0.0959	$419,999.76
Proceeds, before expenses, to us (2)	$1.2741	$1.2740	$5,579,996.82

(1)	We have agreed to pay the placement agent a fee equal to 7.0% of the gross proceeds of the securities sold by us in this offering. We have also agreed to reimburse the placement agent for certain offering-related expenses, including its legal fees and expenses and other out-of-pocket expenses in an amount up to $105,000. In addition, we have agreed to issue to the placement agent, or its designees, warrants to purchase a number of shares of our common stock equal to 4.0% of the number of shares of common stock and pre-funded warrants issued in this offering. See the section titled “Plan of Distribution” for additional information.
(2)	The above summary of offering proceeds does not give effect to any proceeds from the cash exercise of the pre-funded warrants issued in this offering.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The delivery to purchasers of the securities being offered pursuant to this prospectus supplement is expected to be made on or about August 17, 2026, subject to satisfaction of certain customary closing conditions.

Ladenburg Thalmann

The date of this prospectus supplement is August 14, 2026

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of our common stock or, in lieu thereof, pre-funded warrants and the shares of our common stock issuable upon exercise thereof. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled, “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-278380) that we initially filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2024, and that became effective on May 10, 2024. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference into the accompanying prospectus that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the placement agent have authorized anyone to provide you with information that is different from or in addition to that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor the placement agent take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide. Neither we nor the placement agent are making an offer to sell or soliciting an offer to buy shares of our common stock or pre-funded warrants under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate as of any date other than the respective date of each of those documents, or that any information in documents that we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of shares of our common stock or pre-funded warrants hereunder. Our business, financial condition, results of operations and prospects may have changed, potentially materially, since those dates.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks or trade names appearing in or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners. Solely for convenience, the trademarks, service marks and trade names appearing in or incorporated by reference into this prospectus supplement or the accompanying prospectus may be referred to without the symbols “®” and “™”, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. Use or display by us of other parties’ trademarks, service marks or trade names is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark, service mark or trade name owners.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus, and in the documents we incorporate by reference herein and therein concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on information from various sources, including peer reviewed journals, formal presentations at medical and scientific society meetings and third-parties commissioned by us or our licensors or licensees to provide market research and analysis, and is subject to a number of assumptions and limitations. Although we are responsible for all of the disclosure contained in this prospectus supplement, the accompanying prospectus, and in the documents we incorporate by reference, and we believe the information from industry publications and other third-party sources included herein and therein is reliable, such information is inherently imprecise. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors.

Unless the context otherwise requires, “Daré,” “the Company,” “we,” “us,” “our” and similar terms refer to Daré Bioscience, Inc. and its consolidated subsidiaries. When we refer to “you” we mean the purchasers of the securities we offer under this prospectus supplement and accompanying prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are subject to the safe harbor created by those sections for such statements. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, projected revenue, funding and expenses, prospects, plans and objectives of management, are forward-looking statements. Forward-looking statements, in some cases, can be identified by terms such as “aim,” “goal,” “prepare,” “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “can,” “plan,” “potential,” “predict,” “seek,” “pursue,” “should,” “would,” “contemplate,” “accelerate,” “project,” “target,” “tend to,” or the negative version of these words and similar expressions. We have based our forward-looking statements on our current expectations, estimates and assumptions and analyses in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks, uncertainties, assumptions and other important factors, including, but not limited to:

●	Inability to raise additional capital, under favorable terms or at all, to fund our operating needs and continue as a going concern;

●	Failure to maintain the listing of our common stock on The Nasdaq Capital Market or another nationally recognized exchange;

●	Inability to generate significant revenue from sales of DARE to PLAY and other potential compounded drugs under Section 503B of the Federal Food, Drug, and Cosmetic Act, or FDCA;

●	Inability to maintain and enter into arrangements with outsourcing facilities on commercially reasonable terms required to compound and distribute the compounded drugs that we seek to make available under Section 503B of the FDCA;

●	The removal of sildenafil citrate or any other bulk drug substance needed to compound the compounded drugs that we seek to make available under Section 503B of the FDCA from the FDA’s list of bulk drug substances that can be compounded under Section 503B of the FDCA;

●	The performance of third parties on which we will rely to bring to market, or assist us in bringing to market, compounded drugs;

●	A change in regulatory requirements related to compounded drugs under Section 503B of the FDCA;

●	Difficulties or delays in commencement or completion, or the termination or suspension, of our current or planned clinical or preclinical studies;

●	Clinical trial outcomes and results of preclinical development;

●	Failure to complete development of our product candidates or submit and obtain United States Food and Drug Administration, or FDA, or foreign regulatory authority approval for our product candidates on projected timelines or budgets, or at all;

●	Challenges and delays in obtaining timely supplies of our product candidates, including their components as well as the finished product, in the quantities needed in accordance with current good manufacturing practices, our specifications and other applicable requirements;

●	The performance of third parties on which we rely to conduct nonclinical studies and clinical trials of our product candidates;

●	Our failure, or a failure of a strategic collaborator, to successfully commercialize our product candidates, if approved, or our failure to otherwise monetize our portfolio programs and assets;

●	The number and scope of product development programs we pursue;
●	Termination by Organon of our out-license agreement for commercialization of XACIATO® (clindamycin phosphate) vaginal gel 2%, or XACIATO;

●	The timing and amount of future upside-sharing milestone payments from XOMA under our traditional and synthetic royalty purchase agreements, if any;

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●	The performance of third parties on which we rely to commercialize, or assist us in commercializing, XACIATO and any future product;

●	Difficulties with maintaining existing collaborations relating to the development and/or commercialization of our product candidates, or establishing new ones on a timely basis or on acceptable terms, or at all;

●	The terms and conditions of any future strategic collaborations relating to our product candidates;

●	The degree of market acceptance that XACIATO and any future product achieves;

●	Coverage and reimbursement levels for XACIATO and any future product by government health care programs, private health insurance companies and other third-party payors;

●	Our loss of, or inability to attract, key personnel;

●	A change in the FDA’s prior determination that the Center for Devices and Radiological Health would lead the review of a premarket approval application for potential marketing approval of Ovaprene;

●	A change in regulatory requirements for our product candidates, including the development pathway pursuant to Section 505(b)(2) of the FDCA, or the FDA’s 505(b)(2) pathway;

●	Unfavorable differences between preliminary, interim or topline clinical study data reported by us and final study results;

●	Communication from the FDA or another regulatory authority, including a complete response letter, that such agency does not accept or agree with our assumptions, estimates, calculations, conclusions or analyses of clinical or nonclinical study data regarding a product candidate, or that such agency interprets or weighs the importance of study data differently than we have in a manner that negatively impacts the candidate’s prospects for regulatory approval in a timely manner, or at all;

●	Failure to select product candidates that capitalize on the most scientifically, clinically or commercially promising or profitable indications or therapeutic areas within women’s health including due to our limited financial resources;

●	Loss or impairment of our in-licensed rights to develop and commercialize XACIATO, our product candidates, and DARE to PLAY or potential other Section 503B compounded drugs;

●	The timing and amount of our payment and other obligations under our in-license and acquisition agreements for XACIATO, our product candidates, and DARE to PLAY or potential other Section 503B compounded drugs;

●	Developments by our competitors that make XACIATO, or any potential product we develop, less competitive or obsolete;

●	Unfavorable or unanticipated macroeconomic factors, geopolitical events or conflicts, public health emergencies, or natural disasters;

●	Weak interest in women’s health relative to other healthcare sectors from the investment community or from pharmaceutical companies and other potential development and commercialization collaborators;

●	Cyber-attacks, security breaches or similar events compromising our technology systems and data, our financial resources and other assets, or the technology systems and data of third parties on which we rely;

●	Difficulty in introducing branded products in a market made up of generic products;

●	Inability to adequately protect or enforce our, or our licensor’s, intellectual property rights;

●	Lack of patent protection for the active ingredients in XACIATO and certain of our product candidates that expose them to competition from other formulations using the same active ingredients;

●	Higher risk of failure associated with product candidates in preclinical stages of development that may lead investors to assign them little to no value and make these assets difficult to fund;

●	Dependence on grants and other financial awards from governmental entities and private foundations to advance the development of several of our product candidates;

●	Disputes or other developments concerning our intellectual property rights;

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●	Actual and anticipated fluctuations in our quarterly or annual operating results or results that differ from investors’ expectations for such results;

●	Price and volume fluctuations in the stock market, and in our stock in particular, which could cause investors to experience losses and subject us to securities class-action litigation;

●	Development of safety, efficacy or quality concerns related to our product or product candidates (or third-party products or product candidates that share similar characteristics or drug substances), whether or not scientifically justified, leading to delays in or discontinuation of product development, product recalls or withdrawals, diminished sales, and/or other significant negative consequences;

●	Product liability claims or governmental investigations;

●	Changes in government laws and regulations in the United States and other jurisdictions, including laws and regulations governing the research, development, approval, clearance, manufacturing, supply, distribution, pricing and/or marketing of our products, product candidates and related intellectual property, health care information and data privacy and security laws, transparency laws and fraud and abuse laws, and the enforcement thereof affecting our business; and

●	Increased costs as a result of operating as a public company, and substantial time devoted by our management to compliance initiatives and corporate governance practices.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the time the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement, the accompanying prospectus, the information incorporated herein and therein by reference, particularly in the sections of such documents titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the documents that have been filed as exhibits to the registration statement of which this prospectus supplement is a part completely for additional discussion of the risks, uncertainties, assumptions and other important factors that could cause our actual results or developments to differ materially and adversely from those projected in the forward-looking statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on us or our businesses or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially and adversely from those projected in the forward-looking statements. Any forward-looking statement in this prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference speaks only as of the date of the respective document. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus, and the documents that are incorporated herein and therein by reference. This summary does not contain all of the information you should consider before making an investment decision. Before you decide to invest in our securities, you should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein carefully, including the risk factors and the financial statements and related notes contained in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our Quarterly Report on Form 10-Q for the period ended June 30, 2026.

Business Overview

We are a purpose-driven health biotech company solely focused on closing the gap in women’s health between promising science and real-world solutions. Every innovation we advance is based in advanced science and backed by rigorous, peer-reviewed research. From contraception to menopause, sexual health to fertility, vaginal health to infectious disease, we’re working to close critical gaps in care using science that serves her needs. In March 2025, we announced an expansion of our business model to include a dual-path approach to bringing new products to market. For select proprietary formulations, we are pursuing both traditional FDA approval and earlier market access via Section 503B compounding. We believe this strategy allows us to respond to clinician and patient demand for timely access while continuing to generate the data necessary to seek FDA approval and support long-term value creation. In addition to prescription-based offerings — both FDA-approved products and compounded drugs— we intend to bring to market select consumer health products that do not require a physician’s prescription, where appropriate based on product profile and market opportunity.

We use the term “Section 503B compounding,” “503B compounding,” or similar terms to refer to the production and supply of compounded drugs by outsourcing facilities registered under Section 503B of the FDCA without patient-specific prescriptions in accordance with Section 503B of the FDCA.

Section 503B Compounding

Our proprietary topical cream formulation of sildenafil is our first product to market under Section 503B. The compounded drug is branded as DARE to PLAY Sildenafil Cream and became available for pre-order fulfillment by prescription in the U.S. in December 2025. We expect product to begin shipping and to record revenue from sales thereof in the third quarter of 2026, however, we do not expect the amount of such revenue, if any, to be material during 2026. The amount of potential revenue we may generate remains uncertain because we are in the early stages of executing against our Section 503B compounding strategy, we rely on a third-party Section 503B-registered outsourcing facility to manufacture DARE to PLAY and to obtain and maintain all state-level pharmacy and outsourcing facility licenses required to fulfill DARE to PLAY prescriptions, and, as an organization, we have no experience in and limited infrastructure for commercializing products.

We are also taking action to bring our proprietary estradiol progesterone intravaginal ring (DARE-HRT1) to market under Section 503B. The compounded product will be branded as DARE to RECLAIM. We are targeting to have DARE to RECLAIM available in 2027. There are no FDA-approved products that provide estradiol and progesterone together in a non-oral monthly form.

Consumer Health Products - DARE to RESTORE

We launched our first consumer health product, Flora Sync LF5, in June 2026 under the brand family DARE to RESTORE. Flora Sync LF5 is a vaginal probiotic suppository formulated with Limosilactobacillus fermentum LF5, a clinically studied probiotic strain originally isolated from the vaginal microbiome of women with no reported history of yeast infections, manufactured by Probiotical S.p.A. in Italy. Flora Sync LF5 is available in the United States exclusively through the DARE Health Hub, an online platform operated by Medvantx Pharmacy.

Our Pipeline: Clinical Stage and Pre-Clinical Stage Programs

Our product candidates are in various stages of development, from pre-clinical through a pivotal Phase 3 clinical study, and will require review and approval from the FDA, or a comparable foreign regulatory authority, prior to being marketed and sold. The most clinically advanced product candidates we are developing are: Ovaprene®, an investigational, hormone-free, monthly intravaginal contraceptive currently being evaluated in a pivotal Phase 3 clinical study; Sildenafil Cream, 3.6%, or Sildenafil Cream, an investigational cream formulation of sildenafil, the active ingredient in Viagra®, for topical administration for the treatment of female sexual arousal disorder, or FSAD; DARE-HRT1, an intravaginal ring designed to deliver combination menopausal hormone therapy, bio-identical 17β-estradiol and progesterone together, continuously over a 28-day period for the treatment of moderate to severe vasomotor symptoms, also known as hot flashes; DARE-VVA1, an investigational formulation of tamoxifen in a soft gelatin capsule for intravaginal administration as a hormone-free alternative to estrogen-based therapies for the treatment of moderate-to-severe dyspareunia, or pain during sexual intercourse; and DARE-HPV, an investigational, proprietary fixed-dose formulation of lopinavir and ritonavir in a soft gel vaginal insert for the treatment of genital human papillomavirus (HPV) infection in women as well as treatment of cervical intraepithelial neoplasia (also known as cervical dysplasia), and other HPV-related pathologies. See ITEM 1. “BUSINESS,” in Part I of our 2025 10-K and “—Recent Events—Product Candidate Updates,” below, for additional information regarding our product candidates.

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XACIATO®

The first FDA-approved product to emerge from our portfolio is XACIATO® (clindamycin phosphate) vaginal gel 2%, or XACIATO, was approved by the FDA in December 2021, as a single-dose prescription medication for the treatment of bacterial vaginosis in females 12 years of age and older. In 2022, we licensed exclusive worldwide rights to develop, manufacture and commercialize XACIATO to Organon and in April 2024, we sold our rights to all royalty and potential milestone payments based on net sales of XACIATO under our agreement with Organon to XOMA.

Operations

Our primary operations consist of research and development activities to advance our portfolio of product candidates through late-stage clinical development and/or regulatory approval, and commercialization activities for the 503B and consumer health products we seek to bring to market. Until we secure additional capital to fund our operating needs, we will focus our research and development resources primarily on advancement of Ovaprene. In addition, we expect to incur significant research and development expenses for the DARE-LARC1 and DARE-HPV programs, but we also expect such expenses will be supported by non-dilutive funding, with respect to DARE-LARC1, through IND-enabling preclinical work, and with respect to DARE-HPV, through our ongoing Phase 2 clinical study.

We have limited sales, marketing and distribution infrastructure, and currently, we do not intend to build our own sales force or marketing and distribution infrastructure. However, reflecting the shift in our business model, we have been and will be allocating resources to support commercial execution activities, including entering into and maintaining relationships with 503B-registered outsourcing facilities, dispensing pharmacies, telehealth providers and other third parties to help bring our proprietary formulations to market.

We will need to raise substantial additional capital to continue to fund our operations and execute our current business strategy. Our business is subject to a number of risks common to biopharmaceutical companies and the process of developing and obtaining regulatory approvals for prescription drug and drug/device products in the United States and in foreign jurisdictions is inherently uncertain and requires the expenditure of substantial financial resources without any guarantee of success. The commercialization of a product and compliance with applicable laws and regulations requires the expenditure of further substantial financial resources without any guarantee of commercial success. The amount of post-approval financial resources required for commercialization and the potential revenue we may receive from sales of any product will vary significantly depending on many factors, including whether, and the extent to which, we establish our own sales and marketing capabilities and/or enter into and maintain commercial collaborations with third parties with established commercialization infrastructure.

Recent Events

Commercial Launch of First Consumer Health Product

As discussed above, our first consumer health product, Flora Sync LF5, became available for purchase in the U.S. in June 2026.

Product Candidate Updates

Ovaprene®

Enrollment is ongoing in our pivotal Phase 3 multicenter, single-arm, non-comparative clinical study of Ovaprene to evaluate its effectiveness as a contraceptive along with its safety and acceptability (ClinicalTrials.gov ID: NCT06127199). We intend to maintain active recruitment at five study sites, supported by funding received under a grant agreement we entered into in November 2024.

In May 2026, the study’s data safety monitoring board (DSMB), an independent group of experts which evaluates the safety and integrity of the study, conducted a second planned interim analysis and recommended the study continue without modification. As was the case with the data presented to the DSMB in July 2025, these interim data showed that approximately 9% of the women treated in the study had experienced a pregnancy. No new types of adverse events or tolerability concerns were identified. Neither an increase in the frequency of adverse events nor the emergence of new types of adverse events was observed with prolonged Ovaprene use. Approximately 12% of participants discontinued the study due to vaginal odor, the most commonly reported product-related adverse event, which is a 5% decrease compared to data reviewed by the DSMB in July 2025. No serious adverse events related to the study device were identified. A majority of participants who had completed the study reported they would be very likely or likely to use Ovaprene if it became available.

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For the interim analysis, the DSMB reviewed data from 339 study subjects, contributing 1,789 menstrual cycles of safety data. The study protocol calls for at least 2,500 cycles of exposure and expects that at least 250 subjects would complete 13 menstrual cycles of use, whom we refer to as completers. Based on current enrollment trends, we expect to achieve 2,500 menstrual cycles of exposure before 250 completers. Interim data reviewed by the DSMB indicate that prolonged product use was not associated with the emergence of new types of adverse events or an increase in the frequency of adverse events, which we believe may support the sufficiency of fewer than 250 completers to evaluate Ovaprene’s safety profile. We engaged with the FDA regarding these findings and proposed amending the study protocol to remove the specific expectation of at least 250 completers. In August 2026, the FDA approved our proposed protocol amendment, but also cautioned that it believes implementing the proposed modification would result in a study that is not able to generate sufficient evidence of Ovaprene’s safety profile to support a favorable premarket approval decision. We intend to continue engagement with FDA on this point as well as the additional study design and future premarket approval submission considerations it provided. Based on the interim safety data reviewed by the DSMB, including the absence of new types of adverse events or increased frequency of adverse events with prolonged use, and the study’s expected achievement of at least 2,500 menstrual cycles of exposure, we believe the amended protocol will generate sufficient safety data to support a premarket approval submission, although there can be no assurance that the FDA will agree. We currently expect to proceed to amend the protocol to eliminate the 250 completer expectation and to enroll sufficient women in 2026 to achieve at least 2,500 menstrual cycles of exposure in 2027, supporting a top line data announcement in 2027.

DARE-HPV

In May 2026, we announced the initiation of a randomized, placebo-controlled, double-blinded Phase 2 clinical study of DARE-HPV to evaluate the safety and antiviral activity of a lower and higher dose of DARE-HPV in approximately 100 women with persistent high-risk HPV infection (ClinicalTrials.gov ID: NCT07601074). The primary endpoint is HPV clearance rate at three months post end of treatment. Secondary endpoints include safety, tolerability, and reduction in viral load. The ongoing Phase 2 study is supported by ARPA-H award funding. We currently expect to report topline data from the study in 2027.

Nasdaq Listing

On July 13, 2026, in accordance with Nasdaq Listing Rule 5815(d)(4)(B), we received a delisting determination letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”). The Staff informed us that because our Quarterly Report on Form 10-Q for the period ended March 31, 2026 reported stockholders’ equity of less than $2.5 million and, as of July 13, 2026, we did not meet the alternative requirements of $35 million in market value of listed securities or $500,000 in net income from continuing operations, we no longer complied with Nasdaq Listing Rule 5550(b) and the Staff was not permitted to grant additional time for us to regain compliance because, as previously reported, we were subject to a mandatory monitoring period of one-year from July 24, 2025 due to previous noncompliance with Nasdaq Listing Rule 5550(b)(1). We were permitted to request an appeal of the Staff’s delisting determination and a hearing to address the deficiency before a Nasdaq Hearing Panel (the “Panel”). We timely submitted the hearing request, which stayed the suspension and delisting of our common stock at least pending the issuance of the Panel’s decision following the hearing and the expiration of any extension period that may be granted by the Panel. The hearing has been scheduled for late August 2026. Pursuant to published Nasdaq guidance, the Panel typically issues its decision within 30 days of the hearing.

Following the hearing, the Panel may, as it deems appropriate, grant an extension period not to exceed 180 days from the date of the Staff’s delisting determination letter for us to evidence compliance with Nasdaq Listing Rule 5550(b), suspend and delist our common stock from The Nasdaq Capital Market, or find us in compliance with all applicable listing standards. There can be no assurance that our hearing before the Panel will result in a favorable outcome or, if any extension period is granted, that we will regain compliance with Nasdaq Listing Rule 5550(b) within such extension period or that we will be successful in otherwise maintaining the listing of our common stock on The Nasdaq Capital Market. See the risk factor titled, Our common stock could be subject to immediate suspension of trading from The Nasdaq Capital Market and delisting if we do not obtain a favorable outcome from the Nasdaq Hearing Panel following our upcoming hearing, which could, among other things, limit demand for our common stock, substantially impair our ability to raise additional capital and have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock, under the heading “Risk Factors,” below.

Implications of Being a Smaller Reporting Company

We qualify as a “smaller reporting company” under the rules promulgated under the Securities Act and the Exchange Act. As a result, we have chosen, and may continue to choose, to take advantage of certain scaled disclosure requirements available specifically to smaller reporting companies. We will remain a smaller reporting company until the last day of the fiscal year in which the aggregate market value of our common stock held by non-affiliated persons and entities, or our public float, is greater than $250 million as of the last business day of our most recently completed second fiscal quarter, or the last day of the fiscal year in which we have at least $100 million in revenue and at least $700 million in public float as of the last business day of our most recently completed second fiscal quarter.

Company Information

We were incorporated in Delaware in December 2005. Until July 2017, our corporate name was Cerulean Pharma Inc., or Cerulean. In July 2017, Cerulean completed a business combination with Daré Bioscience Operations, Inc., at which time we changed our name to “Daré Bioscience, Inc.” and began to focus on development of innovative, investigational products in women’s health. We and our wholly-owned subsidiaries operate in one business segment. Our principal executive offices are located at 3655 Nobel Drive, Suite 260, San Diego, California, 92122, and our telephone number is 858-926-7655. Our website address is www.darebioscience.com. The information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be part of this document.

S-3

THE OFFERING

Issuer	Daré Bioscience, Inc.

Common stock offered by us	We are offering 4,085,687 shares of our common stock at a public offering price of $1.37 per share.

Pre-funded warrants offered by us

We are also offering pre-funded warrants to purchase 293,894 shares of our common stock at a public offering price of $1.3699 per pre-funded warrant, which is equal to the public offering price per share of common stock, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. Each pre-funded warrant will be exercisable for one share of common stock, will be exercisable upon issuance, and will expire when exercised in full. See “Description of Pre-funded Warrants.”

This prospectus supplement also relates to the offering of the shares of common stock issuable upon the exercise of the pre-funded warrants.

Concurrent private placement	In a concurrent private placement, we are also offering, to the purchasers of pre-funded warrants and common stock in this offering, Series A warrants and Series B warrants to purchase up to an aggregate of 8,759,162 shares of common stock and/or pre-funded warrants. Neither the Series A warrants, the Series B warrants, nor the shares of common stock or pre-funded warrants issuable upon exercise thereof (nor the shares of common stock issuable upon exercise of such pre-funded warrants) are being offered pursuant to this prospectus supplement and the accompanying prospectus. Such securities are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. There is no public trading market for the Series A warrants or the Series B warrants (or the pre-funded warrants issuable upon exercise thereof), and we do not expect a market to develop. None of the Series A warrants or the Series B warrants (or the pre-funded warrants issuable upon exercise thereof) are or will be listed for trading on any national securities exchange or any over-the-counter trading platform.

Common stock to be outstanding immediately after this offering	19,375,189 shares (or 19,669,083 shares if holders of the pre-funded warrants exercise the pre-funded warrants in full).

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $5.4 million, after deducting the placement agent fees and commissions and estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including to support our 503B compounding and consumer health business strategies, research and development activities, general and administrative costs, and to meet working capital needs. See “Use of Proceeds” on page S-12 of this prospectus supplement.

Risk factors	Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement.

Nasdaq listing	Our common stock is listed on The Nasdaq Capital Market under the symbol “DARE.” There is no public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on The Nasdaq Capital Market or any other national securities exchange or any other nationally recognized trading system.

S-4

Placement Agent Warrants

In connection with this offering, we will also issue warrants to the placement agent or its designees to purchase up to 175,183 shares of our common stock at an exercise price of $2.12 per share (collectively, the “placement agent warrants”). For additional information, see “Plan of Distribution” on page S-14. This prospectus supplement does not relate to the offering of such warrants or the shares of common stock issuable upon exercise of such warrants.

Outstanding Shares

The number of shares of our common stock to be outstanding immediately after this offering, as stated above, is based on 15,169,502 shares of common stock outstanding as of June 30, 2026, and excludes the 293,894 shares of common stock issuable upon the exercise of the pre-funded warrants being offered by us in this offering and the 8,759,162 shares of common stock issuable upon the exercise of the common warrants being offered by us in the concurrent private placement and the 175,183 shares of common stock issuable upon the exercise of the placement agent warrants, as well as, as of June 30, 2026:

●	1,875,910 shares of our common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $7.48 per share;

●	145,969 shares of our common stock issuable upon settlement of outstanding restricted stock units;

●	1,427,206 shares of common stock reserved for issuance under our equity incentive plan;

●	1,940,371 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $4.90 per share;

●	151,800 shares of common stock issuable upon the conversion of outstanding shares of preferred stock; and

●	20,150 shares of common stock issuable upon the conversion of preferred stock, and 20,150 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share, in each case, issuable upon exercise outstanding unit warrants to purchase shares of preferred stock and warrants with an exercise price of $6.25 per unit.

Subsequent to June 30, 2026 and as of the date of this prospectus supplement 120,000 shares of our common stock have been issued and sold under our equity line arrangement. We have agreed not to sell any shares of our common stock under our equity line arrangement or under our at-the-market offering program for 120 days and 60 days, respectively, following the closing date of this offering.

Except as otherwise indicated, all information in this prospectus supplement, including the number of shares of common stock outstanding immediately after this offering, reflects and assumes:

●	no exercise of any warrants outstanding as of June 30, 2026;

●	no exercise of either the common warrants issuable in the concurrent private placement or the placement agent warrants;

●	no conversion of any shares of preferred stock outstanding as of June 30, 2026;

●	no issuance, exercise or settlement of stock-based awards under our equity incentive plans;

●	no sales of preferred stock or warrants under our Regulation A offering;

●	no sales of our common stock under our equity line arrangement or at-the-market offering program.

S-5

RISK FACTORS

An investment in our common stock and pre-funded warrants involves a high degree of risk. Before deciding whether to invest in our common stock and pre-funded warrants, you should consider carefully the risks described below and discussed under the sections captioned “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference in this prospectus supplement and the accompanying prospectus in its entirety, together with other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our common stock and the value of our pre-funded warrants to decline, resulting in a loss of all or part of your investment.

Risks Related to Our Common Stock, Pre-Funded Warrants and This Offering

This is a reasonable best efforts offering, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities offered in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to complete this offering. As there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth in this prospectus. We may sell fewer than all of the securities offered hereby, which would significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell all of the securities offered in this offering. The success of this offering will impact our ability to use the proceeds to execute our business plans. We may have insufficient capital to implement our business plans, potentially resulting in greater operating losses or dilution unless we are able to raise capital from alternative sources.

We will need to raise substantial additional capital to continue our operations and execute our business strategy, and we may not be able to raise adequate capital on a timely basis, on favorable terms, or at all.

We have a history of losses from operations, we expect significant losses from operations, net losses and negative cash flows from operations for at least the next several years as we develop and seek to bring to market 503B compounded drugs and our product candidates and as we seek to potentially acquire or license and develop additional product candidates.

At June 30, 2026, we had an accumulated deficit of approximately $194.7 million and we incurred a net loss of approximately $6.0 million, and we had negative cash flow from operations of approximately $12.3 million for the six months ended June 30, 2026.

We have received grant funds under grant agreements with private foundations. The grant funds received under these agreements may be applied solely toward direct costs for the projects funded under these grant agreements, or grant-funded projects, subject to an indirect cost allowance of approximately 5% to 22%. In accordance with GAAP, grant funds received under these grant agreements but not yet expended on direct costs for grant-funded projects and the associated indirect cost allowance are recorded both in cash and cash equivalents and in the deferred grant funding liability in our condensed consolidated balance sheets. As of June 30, 2026, our deferred grant funding liability, which is classified as a current liability on our condensed consolidated balance sheets, was approximately $15.0 million. As we incur and expense direct costs for grant-funded projects, the deferred grant funding liability is reduced accordingly. However, the deferred grant funding liability may not always correspond directly to the amount of grant funds and the associated indirect cost allowance remaining in cash and cash equivalents. This can occur when we incur direct costs for grant-funded projects in a particular period, thereby reducing our cash, but the related expense is not recognized in the same period due to timing differences under GAAP, resulting in no corresponding reduction of the deferred grant funding liability. As a result of these timing differences, when this occurs, a portion of our cash and cash equivalents that has already been disbursed for grant-funded project costs continues to be reflected in the deferred grant funding liability until the related expense is recognized under GAAP. At June 30, 2026, we had cash and cash equivalents of approximately $12.6 million, all of which represented grant funds received under grant agreements with the private foundations. As of June 30, 2026, we had a working capital deficit, which is calculated as current assets minus current liabilities, including the deferred grant funding liability, of approximately $0.2 million.

S-6

We believe that our existing cash and cash equivalents will be sufficient to fund our operating needs, including planned commercial launch activities for DARE to PLAY, into the fourth quarter of 2026. We will need additional capital to fund our operating needs beyond that time and to meet our current obligations as they become due. These circumstances raise substantial doubt about our ability to continue as a going concern. Advancing our investigational products through clinical development and pursuing regulatory approval and commercialization will require substantial additional investment. We will need to raise substantial additional capital to continue to fund our operations and execute our current business strategy. The amount and timing of our capital needs have and will continue to depend highly on many factors, as discussed further below.

Our management may devote significant time and we may incur substantial costs in pursuing, evaluating and negotiating potential capital-raising transactions and those efforts may not prove successful on a timely basis, or at all. If we cannot raise adequate additional capital when needed, we may be forced to reduce, or even terminate our operations. We may delay, scale back or eliminate one or more of our 503B compounded drug offerings and/or our product development programs; relinquish rights under our license agreements with third parties relating to our 503B compounded drug offerings and/or our product candidates; forgo opportunities to expand our 503B compounded drug offerings and/or our product portfolio; take other measures to reduce our expenses; reorganize or merge with another entity; or file for bankruptcy or cease operations. For example, in recent years, due to our limited capital resources, we have focused our resources primarily on the advancement of Ovaprene and Sildenafil Cream, unless a program has been supported by grant or other non-dilutive funding, and we have delayed R&D activities for other programs. If we become unable to continue as a going concern, we may have to liquidate our assets, and might realize significantly less than the values at which they are carried on our financial statements, and our stockholders may lose all or part of their investment in our common stock.

Our capital needs have depended on, and will continue to depend on, many factors that are highly variable and difficult to predict, including:

●	the 503B compounded drug offerings and/or product development programs we choose to pursue;

●	the initiation, type, number, scope, progress, expansions, results, costs, and timing of clinical trials and preclinical studies of our product candidates that we are pursuing or may choose to pursue in the future;

●	the cost and timing of manufacturing for 503B compounded drugs;

●	the cost and timing of manufacturing for clinical supplies of product candidates and, if applicable, commercial product at sufficient scale;

●	the cost and timing of regulatory submissions to and the timing and outcome of decisions by the FDA and other regulatory authorities on our applications to commence and advance clinical development of and to market our product candidates;

●	the amount and timing of payments to third parties required under acquisition, in-license and other agreements relating to our rights to develop and commercialize our product and product candidates;

●	the cost and timing of commercialization activities we undertake or engage third parties to undertake for any product;

●	the amount and timing of future royalty, milestone or other payments, if any, we receive under any future out-licensing agreement or the Royalty Purchase Agreements;

●	our ability to maintain, and establish new, strategic collaborations relating to the development and/or commercialization of our product and product candidates, and the terms and timing of such arrangements;

●	the extent to which we acquire, in-license, or otherwise invest in new product candidates or technologies and the terms of any such transaction; and

●	the cost and timing of preparing, filing, and prosecuting patent applications, maintaining and enforcing our intellectual property rights, and defending any intellectual property-related claims, including any claims by third parties that we are infringing upon their intellectual property rights.

Should we add product candidates to our portfolio, should our existing product candidates require testing or other capital-intensive development activities that we do not anticipate, should the duration of our clinical trials be longer than anticipated, should manufacturing and supply be disrupted, or should regulatory approvals be delayed, our cash resources will be further strained. Should our 503B business strategy and/or product development efforts succeed, we will need to develop and implement a commercialization plan for each 503B compounded drug and/or product, which may also require significant resources to create and implement. In addition, the terms of any collaboration agreements for development and/or commercialization of our product and product candidates may significantly impact our need for additional capital. Because of these uncertainties and the other risks and uncertainties discussed in the risk factors section of our periodic reports filed with the SEC, we cannot reasonably estimate the amount of funding necessary to successfully complete development of and seek regulatory approval for our product candidates or to commercialize any approved products. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our planned operations.

S-7

We may seek to raise additional capital through a variety of means, including equity, equity-linked or debt securities offerings, government or other grant funding, strategic collaborations or alliances, debt, royalty monetization or other structured financings, or other similar types of arrangements. Our past success in raising capital through equity offerings, grant funding, collaboration agreements, and royalty monetization transactions should not be viewed as any indication we will be successful in raising capital through those or any other means in the future. We expect that our ability to raise additional capital and the amount of capital available to us will depend not only on progress we and our collaborators make toward successfully developing, obtaining regulatory approval for and commercializing our product and product candidates, but also on factors outside of our control, such as macroeconomic and financial market conditions. To the extent we seek to obtain additional capital before achieving clinical, regulatory and/or sales milestones or when our stock price or trading volume or both are low, or when the general market for biopharmaceutical or women’s health companies is weak, additional capital may not be available to us on favorable terms, or at all.

Unstable and unfavorable market and economic conditions may harm our ability to raise additional capital. The occurrence or continued occurrence of macroeconomic factors or events similar to those experienced in recent years, such as a U.S. economic crisis or recession or recessionary concerns, inflation, rising interest rates, public health emergencies, geopolitical conflict (such as the wars in Ukraine and the Middle East), natural/environmental disasters, supply-chain disruptions, terrorist attacks, strained trade and other relations between the U.S. and a number of other countries, social and political discord and unrest in the U.S. and other countries, and government shutdowns, among others, increase market volatility and have long-term adverse effects on the U.S. and global economies and financial markets. Volatility and deterioration in the financial markets and liquidity constraints or other adverse developments affecting financial institutions may make equity or debt financings more difficult, more costly or more dilutive and may increase competition for, or limit the availability of, funding from other third-party sources, such as from strategic collaborations and government and other grants.

Our common stock could be subject to immediate suspension of trading from The Nasdaq Capital Market and delisting if we do not obtain a favorable outcome from the Nasdaq Hearing Panel following our upcoming hearing, which could, among other things, limit demand for our common stock, substantially impair our ability to raise additional capital and have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock.

Our common stock is listed on The Nasdaq Capital Market. To maintain our listing we are required to satisfy continued listing requirements, including the requirements commonly referred to as the minimum bid price rule and with either the stockholders’ equity rule or the market value of listed securities rule. The minimum bid price rule requires that the closing bid price of our common stock be at least $1.00 per share, and the stockholders’ equity rule requires that our stockholders’ equity be at least $2.5 million, or, alternatively, that the market value of our listed securities be at least $35 million or that we have net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the three most recently completed fiscal years.

We were not in compliance with the stockholders’ equity rule or the market value of listed securities rule from August 2024 until July 24, 2025, and we were not in compliance with the minimum bid price rule from July 2023 until July 2024 and from December 2022 until January 2023. Although we regained compliance with the applicable rule in each instance, there can be no assurance that we will continue to satisfy those or other continued listing requirements and maintain the listing of our common stock on The Nasdaq Capital Market.

When Nasdaq confirmed on July 24, 2025, that we regained compliance with the stockholders’ equity rule, it also informed us that, pursuant to Nasdaq Listing Rule 5815(d)(4)(B), we would be subject to a mandatory panel monitor for a period of one year from that date, and that if, within that one-year period, the Staff determines that we are out of compliance with the stockholders’ equity rule, the Staff will issue a delisting determination letter, and we will have an opportunity to request a new hearing with Nasdaq’s Hearings Panel. Notwithstanding Nasdaq Listing Rule 5810(c)(2), we will not be permitted to provide a plan of compliance to the Staff with respect to such non-compliance, the Staff will not be permitted to grant us additional time to regain compliance, and we will not be afforded a cure period pursuant to Nasdaq Listing Rule 5810(c)(3). The foregoing would limit our ability to remedy any future non-compliance with the stockholders’ equity rule, and would increase the likelihood that our common stock could be delisted, if we were to fall out of compliance with the stockholders’ equity rule during the one-year monitoring period.

S-8

On July 13, 2026, we received a delisting determination letter from the Staff in accordance with Nasdaq Listing Rule 5815(d)(4)(B) informing us that because our Quarterly Report on Form 10-Q for the period ended March 31, 2026 reported stockholders’ equity of less than $2.5 million and, as of July 13, 2026, we did not meet the alternative requirements of $35 million in market value of listed securities or $500,000 in net income from continuing operations, we no longer complied with Nasdaq Listing Rule 5550(b). Pursuant to Nasdaq Listing Rule 5815, we were permitted to request an appeal of the Staff’s delisting determination and a hearing to address the listing deficiency before the Panel. We timely submitted the hearing request, which stayed the suspension and delisting of our common stock at least pending the issuance of the Panel’s decision following the hearing and the expiration of any extension period that may be granted by the Panel. The hearing has been scheduled for late August 2026. Pursuant to published Nasdaq guidance, the Panel typically issues its decision within 30 days of the hearing.

Following the hearing, the Panel may, as it deems appropriate, grant an extension period not to exceed 180 days from the date of the Staff’s delisting determination letter for us to evidence compliance with Nasdaq Listing Rule 5550(b), suspend and delist our common stock from The Nasdaq Capital Market, or find us in compliance with all applicable listing standards. There can be no assurance that our hearing before the Panel will result in a favorable outcome or, if any extension period is granted, that we will regain compliance with Nasdaq Listing Rule 5550(b) within such extension period or that we will be successful in otherwise maintaining the listing of our common stock on The Nasdaq Capital Market. If the Panel issues a decision to delist our common stock, unless the Panel’s decision specifies to the contrary, Nasdaq will immediately take action to suspend trading of our common stock. If the Panel issues a delisting decision, we will have an opportunity to appeal the decision to the Nasdaq Listing and Hearing Review Council (the “Listing Council”). If the Panel issues a delisting decision and we do not appeal the decision or if the Listing Council does not call the matter for review or withdraws its call for review, Nasdaq will follow the procedures described in Nasdaq Listing Rule 5830 to submit an application on Form 25 to the SEC to delist our common stock.

The suspension or delisting of our common stock, or the commencement of delisting proceedings, for whatever reason, including the ongoing process that began with the July 13, 2026 Staff delisting determination letter, could, among other things, substantially impair our ability to raise additional capital; result in the loss of interest from institutional investors, the loss of confidence in our company by investors and employees, and in fewer financing, strategic and business development opportunities; and result in potential breaches of agreements under which we made representations or covenants relating to our compliance with applicable listing requirements. Claims related to any such breaches, with or without merit, could result in costly litigation, significant liabilities and diversion of our management’s time and attention and could have a material adverse effect on our financial condition, business and results of operations. In addition, the suspension or delisting of our common stock, or the commencement of delisting proceedings, for whatever reason, may materially impair our stockholders’ ability to buy and sell shares of our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock.

As an investor participating in this offering, you will experience immediate substantial dilution.

The price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock outstanding prior to this offering. As a result, investors purchasing common stock or pre-funded warrants in this offering will experience immediate and substantial dilution to the extent of the difference between the public offering price per share or pre-funded warrant and the net tangible book value per share of our common stock. After giving effect to the sale of 4,085,687 shares of our common stock and 293,894 pre-funded warrants in this offering at the offering price of $1.37 per share and $1.3699 per pre-funded warrant and based on our net tangible book value as of June 30, 2026 of $(0.04) per share, if you purchase shares of common stock in this offering you will suffer substantial and immediate dilution of $1.12 per share in the net tangible book value of the common stock, assuming no exercise of the pre-funded warrants and excluding any resulting accounting associated with the pre-funded warrants. The future exercise of outstanding options and warrants and vesting of restricted stock units will result in further dilution of your investment. Furthermore, if the pre-funded warrants are exercised, you will incur further dilution. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock or pre-funded warrants in this offering.

Our management will have broad discretion over the actual amounts and timing of the expenditures of the proceeds we receive in this offering and might not apply the proceeds in ways that enhance our financial condition or operating results or increase the value of your investment.

We intend to use the net proceeds we receive from this offering for general corporate purposes, including to support our 503B compounding and consumer health business strategies, research and development activities, general and administrative costs, and to meet working capital needs. This expected use of our net proceeds from this offering represents our intention based upon our current plans and business conditions. The amount and timing of our actual expenditures may vary significantly depending on numerous factors and actual expenses to operate our business. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds we receive from this offering and could spend the proceeds in ways that do not necessarily improve our financial condition or operating results or enhance the value of our common stock and your investment therein. See “Use of Proceeds” located elsewhere in this prospectus supplement for additional information.

S-9

There is no public market for the pre-funded warrants being offered in this offering.

There is no public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.

Holders of pre-funded warrants purchased in this offering will have no rights as holders of our common stock with respect to the shares of common stock underlying such pre-funded warrants until such holders exercise their pre-funded warrants and acquire our common stock.

Until holders of pre-funded warrants acquire shares of our common stock upon exercise of the pre-funded warrants, holders of pre-funded warrants will have no rights with respect to the shares of our common stock underlying such pre-funded warrants including with respect to dividends and voting rights. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a holder of our common stock with respect to the shares of common stock underlying such pre-funded warrants only as to matters for which the record date occurs after the exercise date.

Holders of pre-funded warrants may not be permitted to exercise them to the extent it results in their beneficial ownership of our common stock exceeding specified percentages.

The pre-funded warrants that we are offering will have a beneficial ownership limitation provision providing that the holder may not exercise any portion of the pre-funded warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the issuance of the warrant) of the number of shares of our common stock outstanding immediately after giving effect to such exercise; provided, however, that upon 61 days’ prior notice to us, a holder may increase or decrease the beneficial ownership limitation percentage, provided that the beneficial ownership limitation percentage may not exceed 9.99%. As a result, you may not be able to exercise your warrants at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market for the pre-funded warrants.

Future sales of our common stock or other securities convertible into our common stock, or the perception that such sales or issuances could occur, could cause the market value of our common stock to decline and could result in dilution of your shares.

Our board of directors is authorized, without stockholder approval unless required by Nasdaq listing rules, to cause us to raise capital through the issuance of shares of our common stock, or securities convertible into or exercisable for our common stock, including preferred stock, options, warrants and other rights, on terms and for consideration as our board of directors in its sole discretion may determine.

Raising capital through the issuance of our securities may depress our stock price and substantially dilute our existing stockholders. The terms of securities issued may include liquidation or other preferences that may materially adversely affect the rights of our existing stockholders. Debt and other structured financings, if available, would increase our fixed payment obligations and may involve covenants requiring us to maintain specified financial ratios or a specified cash balance, or limiting or restricting our ability to take specific actions, such as incurring additional debt, acquiring, selling or licensing intellectual property rights, and making capital expenditures, or impose other operating restrictions that could adversely impact our ability to operate our business and pursue our strategic objectives. We could also be required to meet certain milestones in connection with a debt financing and the failure to achieve such milestones by certain dates may force us to relinquish rights to some of our technologies, product candidates or products, or otherwise agree to terms unfavorable to us. In addition, we may forego part or all of potentially valuable streams of future payments (e.g., milestone and/or royalty revenue) to raise immediate capital to fund our operations and advance our development programs, such as in the case of our royalty interest financing agreement and the Royalty Purchase Agreements. Moreover, the lower our cash balance when we seek to raise additional capital, the more difficult, costly or dilutive to our existing stockholders it may be for us to raise additional capital.

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We may be required to seek additional capital through arrangements with collaborators at an earlier stage of development or commercialization of our technologies, product candidates or products than otherwise would be desirable, in which case we may grant rights to our technologies, product candidates or products on terms that may not be as favorable to us or grant rights that we would otherwise prefer to retain. If we raise capital through new collaborations, strategic alliances or other similar types of arrangements, we may relinquish valuable rights to future revenue streams. Licensing agreements likely would significantly reduce our control over the development or commercialization of the licensed technology, product candidates or products, and our collaborators may become unable or unwilling to devote adequate resources to realize their full potential value. If we obtain funding through grants from governmental entities or private organizations, such parties may impose restrictions on our rights to technologies, product candidates or products developed with such funding, obtain rights to license such technologies, product candidates or products to third parties (e.g., if we are unable or unwilling to commercialize a product or make it available to certain patient populations in a timely manner or at certain prices), or require future royalty or other payments if such technologies, product candidates or products are commercialized.

Sales of substantial amounts of our securities, or the perception that such sales or issuances could occur, could cause the market price of our common stock to decrease significantly. We cannot predict the effect, if any, of future sales of our securities, including securities issued pursuant to this offering, or the availability of our common stock for future sales on the value of our common stock.

You may experience further dilution as a result of future equity offerings.

To raise additional capital, we may in the future issue additional common stock or other securities convertible into or exchangeable or exercisable for common stock, including under the ATM sales agreement, at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional common stock, or securities convertible or exchangeable or exercisable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Future sales of substantial amounts of our common stock could adversely affect the market price of our common stock.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock. The common stock issued in this offering and the common stock issued from time to time upon exercise of the pre-funded warrants will be freely tradable without restriction or further registration under the Securities Act. Sales of a substantial number of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares and sellers remain willing to sell the shares.

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USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $5.4 million, after deducting placement agent fees and commissions and estimated offering expenses payable by us. We will receive nominal proceeds upon exercise of the pre-funded warrants.

We will retain broad discretion over the use of the net proceeds from this offering. We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including to support our 503B compounding and consumer health business strategies, research and development activities, general and administrative costs, and to meet working capital needs. We may also use a portion of the net proceeds to acquire or invest in businesses, technologies, and products or product candidates, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. Pending the use of net proceeds from this offering, we plan to invest the net proceeds in short-term interest-bearing investment-grade securities, certificates of deposit or government securities.

The expected use of net proceeds from this offering represents our current intentions based upon our present plans and business conditions. The amounts we actually expend in these areas may vary significantly from our current intentions and will depend upon a number of factors, including the commercial success of the products we seek to bring to market under Section 503B and of the consumer health products we bring to market, product candidate development, and actual expenses to operate our business. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of our management regarding the application of the net proceeds of this offering.

We expect to require significant additional funding in the future, together with the net proceeds from this offering, to continue to execute against our 503B compounding and consumer health business strategies and to advance the development of, and seek regulatory approval for, our product candidates. While we may seek to obtain additional capital through one or more equity offerings, debt financings, government or other grant funding, or other third-party funding transactions, including potential strategic alliances and licensing or collaboration agreements, we cannot provide any assurance that adequate additional capital will be available on favorable terms, if at all. The unavailability or inadequacy of additional capital in the future when and as needed could force us to modify, curtail, delay, or suspend some or all aspects of our current planned operations, including by delaying, postponing, or canceling clinical trials or limiting the number of clinical trial sites of one or more of our product candidates.

DIVIDEND POLICY

We have not paid cash dividends on our common stock and we do not anticipate paying cash dividends on our common stock in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws and contractual limitations, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

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DILUTION

If you purchase securities in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price per share of our common stock or price per pre-funded warrant, as applicable, you pay in this offering and the adjusted net tangible book value per share of our common stock immediately after this offering.

As of June 30, 2026, our net tangible book value was $(560,100), or approximately $(0.04) per share of common stock. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the number of outstanding shares of our common stock.

After giving effect to the sale in this offering of 4,085,687 shares of common stock and of pre-funded warrants to purchase 293,894 shares of our common stock at the public offering price of $1.37 per share of common stock and $1.3699 per pre-funded warrant (and excluding shares of our common stock issued and any proceeds received upon exercise of the pre-funded warrants or any resulting accounting associated with the pre-funded warrants), after deducting placement agent fees and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2026 would have been approximately $4.8 million, or approximately $0.25 per share of common stock. This represents an immediate increase in net tangible book value of $0.29 per share to our existing stockholders and an immediate dilution of $1.12 per share to investors participating in this offering.

The following table illustrates this dilution on a per share basis. The amounts in the table below assume the holders of the pre-funded warrants offered hereby do not exercise the pre-funded warrants.

Offering price per share		$1.37
Net tangible book value per share as of June 30, 2026	$(0.04)
Increase in net tangible book value per share attributable to this offering	$0.29
As adjusted net tangible book value per share on June 30, 2026 after giving effect to this offering		$0.25
Dilution per share to investors purchasing common stock in this offering		$1.12

If holders of the pre-funded warrants exercise the pre-funded warrants in full, our as adjusted net tangible book value per share of common stock after giving effect to this offering would have been approximately $0.25, and the dilution in as adjusted net tangible book value per share to new investors participating in this offering would have been $1.12.

The foregoing tables are calculated based on 15,169,502 shares of common stock outstanding as of June 30, 2026, and excludes the 293,894 shares of common stock issuable upon the exercise of the pre-funded warrants being offered by us in this offering, the 8,759,162 shares of common stock issuable upon the exercise of the common warrants being offered by us in the concurrent private placement, the 175,183 shares of common stock issuable upon the exercise of the placement agent warrants, as well as, as of June 30, 2026:

●	1,875,910 shares of our common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $7.48 per share;

●	145,969 shares of our common stock issuable upon settlement of outstanding restricted stock units;

●	1,427,206 shares of common stock reserved for issuance under our equity incentive plan;

●	1,940,371 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $4.90 per share;

●	151,800 shares of common stock issuable upon the conversion of outstanding shares of preferred stock; and

●	20,150 shares of common stock issuable upon the conversion of preferred stock, and 20,150 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.00 per share, in each case, issuable upon exercise outstanding unit warrants to purchase shares of preferred stock and warrants with an exercise price of $6.25 per unit.

Subsequent to June 30, 2026 and as of the date of this prospectus supplement 120,000 shares of our common stock have been issued and sold under our equity line arrangement. We have agreed not to sell any shares of our common stock under our equity line arrangement or under our at-the-market offering program for 120 days and 60 days, respectively, following the closing date of this offering.

Except as otherwise indicated, all information in this prospectus supplement, including the number of shares of common stock outstanding immediately after this offering, reflects and assumes:

●	no exercise of any warrants outstanding as of June 30, 2026;

●	no exercise of either the common warrants issuable in the concurrent private placement or the placement agent warrants;

●	no conversion of any shares of preferred stock outstanding as of June 30, 2026;

●	no issuance, exercise or settlement of stock-based awards under our equity incentive plans;

●	no sales of preferred stock or warrants under our Regulation A offering;

●	no sales of our common stock under our equity line arrangement or at-the-market offering program.

To the extent that any outstanding stock options or warrants are exercised, outstanding restricted stock units are vested or settled, new equity awards are granted and exercised or settled under our equity incentive plans, outstanding shares of preferred stock are converted into shares of our common stock, or we issue additional shares of common stock or securities convertible or exercisable into shares of our common stock in the future, including under our Regulation A offering, our equity line arrangement, or at-the-market offering program, or in connection with other capital raising transactions, there will be further dilution to investors in this offering.

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PLAN OF DISTRIBUTION

Ladenburg Thalmann & Co. Inc. has agreed to act as our exclusive placement agent in connection with this offering, subject to the terms and conditions of the Placement Agency Agreement, dated August 14, 2026. The placement agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. We may not sell the entire amount of securities offered pursuant to this prospectus. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. This is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. The placement agent does not guarantee that it will be able to raise new capital in any prospective offering.

In connection with this offering, we entered into a securities purchase agreement with the investors. The agreement includes representations and warranties by us and the investor. We will only sell to such investors who have entered into the securities purchase agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us.

We will deliver the securities being issued to the investors upon receipt of such investors’ funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the shares of our common stock being offered pursuant to this prospectus supplement on or about August 17, 2026, subject to the satisfaction of customary closing conditions.

We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.

Fees and Expenses

We have agreed to pay the placement agent a fee based on the aggregate proceeds as set forth in the table below.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$1.3700	$1.3699	$5,999,996.58
Placement agent fees(1)	$0.0959	$0.0959	$419,999.76
Proceeds, before expenses, to us (2)	$1.2741	$1.2740	$5,579,996.82

(1)	We have agreed to pay the placement agent a cash fee equal to 7.0% of the gross proceeds we receive from the sale of the common stock and pre-funded warrants. We have also agreed to reimburse the placement agent for its offering-related expenses in an amount up to $105,000.
(2)	The above summary of offering proceeds does not give effect to any proceeds from the cash exercise of the pre-funded warrants issued in this offering.

We estimate the total expenses of this offering payable by us, excluding the cash fee payable to the placement agent, will be approximately $225,000.

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Placement Agent Warrants

We have also agreed to issue to the placement agent or its designees warrants to purchase 175,183 shares of common stock (which represents 4.0% of the aggregate number of shares of common stock and pre-funded warrants issued in this offering) with an exercise price of $2.12 per share (representing 155% of the per share offering price) and exercisable from time to time, in whole or in part, during a period commencing from the Stockholder Approval Date and expiring five years from the commencement of the sales in this offering. These warrants will otherwise have substantially the same terms as the common warrants offered in the concurrent private placement.

Tail Fee

We have also agreed to pay the placement agent a fee equal to the cash fee in this offering, if, within 180 days after the date of termination or expiration of our engagement of the placement agent, we sell any of our securities to any investor in this offering or who was contacted by the placement agent for purposes of investing this offering and who was brought “over the wall,” subject to customary exceptions; provided, however, that if we terminate the engagement of the placement agent for cause as contemplated by FINRA Rule 5110(g)(5)(B)(i), our obligations to pay the tail fee terminate.

Lock-up Agreements and Other Restrictions

Our officers and directors have agreed to be subject to a lock-up period of 60 days following the date of closing of this offering. This means that, during the lock-up period, such persons may not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of any shares of our common stock or securities convertible into, or exercisable or exchangeable for, shares of common stock, subject to customary exceptions.

In addition, pursuant to the placement agency agreement and the securities purchase agreement we will enter into with the investors in this offering, subject to certain exceptions, we have agreed not to: (i) issue, enter into any agreement to issue, or announce the issuance or proposed issuance of, any shares of our common stock or common stock equivalents until 60 days after the closing of this offering, and (ii) effect or enter into an agreement to effect any issuance of common stock or common stock equivalents involving a Variable Rate Transaction (as defined in such agreements) until 180 days after the closing of this offering; provided, that, from and after 60 days after the closing, we can issue shares of common stock under our existing “at the market” offering program (or a successor thereto), and from and after 120 days after closing, we can issue shares of common stock under our existing equity line arrangement (or a successor thereto).

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Offer, Sale and Distribution of Securities

A prospectus supplement in electronic format may be made available on the websites maintained by the placement agent, if any, and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on the websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or the placement agent, and should not be relied upon by investors.

Determination of Offering Price

The public offering price of the securities offered by this prospectus supplement will be determined by negotiation between us, the placement agent and prospective investors. Among the factors that will be considered in determining the final public offering price are our history and its prospects; the industry in which we operate; our past and present operating results; and the general condition of the securities markets at this time of this offering.

The public offering price stated on the cover page of this prospectus supplement should not be considered an indication of the actual value of the securities sold in this offering. That price is subject to change as a result of market conditions and other factors and we cannot assure you that the securities sold in this offering can be resold at or above the public offering price.

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Other Relationships

The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. Except for services provided in connection with this offering, the placement agent has not provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus supplement.

In the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. The placement agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered hereby, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

See “Description of Common Stock” on page 14 of the accompanying prospectus for a description of the material terms of our common stock.

Pre-Funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the form of pre-funded warrant, which has been or will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See the section titled “Where You Can Find More Information” in this prospectus supplement. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrant.

Duration, Exercise Price and Form

Each pre-funded warrant offered hereby will have an initial exercise price per share of common stock equal to $0.0001. The pre-funded warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The pre-funded warrants will be issued in certificated form only.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s pre-funded warrants up to 9.99% of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price of the pre-funded warrant, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of common stock to be issued will be, at our election, either rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrants to us together with the appropriate instruments of transfer.

Trading Market

There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the pre-funded warrants will be extremely limited. The shares of common stock issuable upon exercise of the pre-funded warrants are currently traded on The Nasdaq Capital Market.

Rights as a Stockholder

Other than by virtue of such holder’s ownership of shares of common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until they exercise their pre-funded warrants. However, the pre-funded warrants do provide that the holders of the pre-funded warrants have the right to participate in distributions or dividends paid on our shares of common stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the pre-funded warrants.

Waivers and Amendments

No term of the pre-funded warrants may be amended or waived without our written consent and written consent of the holder thereof.

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PRIVATE PLACEMENT TRANSACTION

In a concurrent private placement, we are offering to the purchasers of shares of common stock and pre-funded warrants in this offering Series A warrants to purchase up to 4,379,581 shares of our common stock and Series B warrants to purchase up to 4,379,581 shares of our common stock and/or pre-funded warrants. The common warrants and the shares of common stock issuable upon exercise thereof are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. Accordingly, the investors may only sell such securities pursuant to an effective registration statement under the Securities Act covering the resale of those securities or an exemption from the registration requirements of the Securities Act.

The following summary of certain terms and provisions of the common warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the form of common warrants, which has been or will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See the section titled “Where You Can Find More Information” in this prospectus supplement. Prospective investors should carefully review the terms and provisions of the forms of common warrant for a complete description of the terms and conditions thereof.

Common Warrants

General Terms

The exercise price per share of common stock issuable upon exercise of the common warrants will be $1.37. The exercise price per pre-funded warrant issuable upon exercise of the Series B warrants will be the foregoing exercise price per share of common stock minus $0.0001, and each pre-funded warrant will be exercisable for one share of common stock at an exercise price of $0.0001 per share of common stock. The exercise price is subject to adjustment in the event of stock dividends, stock splits, rights offerings or other distributions to holders of common stock, reorganizations or similar events affecting our common stock.

Exercisability

The right of a holder to exercise the common warrants is subject to obtaining such approval from our stockholders as may be required by Nasdaq rules to permit exercise of the common warrants, and, if required and obtained, the warrants will be exercisable beginning on the effective date of such stockholder approval, and the Series A warrants will expire five years from such date, and the Series B warrants will expire two years from such date. If we are unable to obtain such stockholder approval, the common warrants will not be exercisable and therefore they will have no value. We agreed to hold a meeting of our stockholders on or prior to the 90th day after the date the common warrants are issued to obtain the stockholder approval and to solicit proxies in favor of the stockholder approval. If we do not obtain stockholder approval at the first meeting, we agreed to call a meeting every 60 days thereafter to seek stockholder approval until the earlier of the date on which stockholder approval is obtained or the common warrants are no longer outstanding.

Subject to the foregoing, the common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of a common warrant to the extent that the holder would own more than 4.99% of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s common warrants up to 9.99% of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common warrants. Purchasers of common warrants may also elect prior to the issuance of the common warrants to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock.

Cashless Exercise

If, at the time a holder exercises its common warrants, a registration statement registering the resale of the shares of common stock underlying the common warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the common warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the common warrants. Rather, the number of shares of common stock to be issued will be, at our election, either rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

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Transferability

Subject to applicable laws, a common warrant may be transferred at the option of the holder upon surrender thereof to us together with the appropriate instruments of transfer.

Trading Market

There is no trading market available for the common warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the common warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the common warrants will be extremely limited. The shares of common stock issuable upon exercise of the common warrants are currently traded on The Nasdaq Capital Market.

Rights as a Stockholder

Other than by virtue of such holder’s ownership of shares of common stock, the holders of the common warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until they exercise their common warrants. However, the common warrants do provide that the holders of the common warrants have the right to participate in distributions or dividends paid on our shares of common stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the common warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the common warrants will be entitled to receive upon exercise thereof the kind and amount of securities, cash or other property that the holders would have received had they exercised the common warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the common warrants. In addition, in the event of a fundamental transaction, the holders of the common warrants have the right to require us or a successor entity to redeem the common warrants for cash in the amount of the Black-Scholes Value (as defined in each common warrant) of the unexercised portion of the common warrants concurrently with or within 30 days following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the common warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the common warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Waivers and Amendments

No term of the common warrants may be amended or waived without our written consent and written consent of the holder thereof.

Resale Registration Statement

We have agreed to file a registration statement with the SEC within 30 calendar days of the closing of this offering to register the resale of the shares of common stock issuable upon exercise of the common warrants, and to use commercially reasonable efforts to cause such registration statement to become effective within 60 days (or 90 days in the event of a “full review” by the SEC) following the initial filing and to keep such registration statement effective at all times until the earlier of (i) the date all such shares have been sold pursuant to the registration statement or Rule 144 and (ii) the date all such shares are eligible for sale under Rule 144 without volume or manner-of-sale restrictions.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Sheppard, Mullin, Richter & Hampton, LLP, San Diego, California. Certain legal matters related to this offering will be passed upon for the placement agent by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 1 to the financial statements) of Haskell & White LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, such as our company, that file documents electronically with the SEC. Our SEC filings are available to the public at the SEC’s website address at http://www.sec.gov. The information on the SEC’s website is not part of this prospectus supplement, and any references to the SEC’s website or any other website are inactive textual references only.

We also maintain a website at www.darebioscience.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with the SEC rules and regulations. You should review the information in and schedules and/or exhibits to the registration statement for further information about us and the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit or schedule to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. The information that we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 26, 2026 (the “Annual Report”), including all material incorporated by reference therein from our definitive Proxy Statement on Schedule 14A for our 2026 annual meeting of stockholders filed with the SEC on April 28, 2026;

●	our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 14, 2026 and August 13, 2026, respectively;

●	our Current Reports on Form 8-K filed with the SEC on January 29, 2026, March 9, 2026, March 17, 2026, April 13, 2026, April 17, 2026, April 20, 2026, May 7, 2026, May 18, 2026, June 12, 2026, and July 17, 2026 (except for any information furnished under Items 2.02 or 7.01 of Form 8-K and all exhibits related to such items); and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on April 4, 2014, including any amendment or report filed for the purpose of updating such description, including the description of our securities in Exhibit 4.5 of the Annual Report.

The SEC file number for each of the documents listed above is 001-36395.

In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing such reports and other documents (excluding, in each case, any information deemed furnished and not filed, including any exhibit furnished with any Current Report on Form 8-K that is related to Item 2.02 or Item 7.01 thereof).

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request and at no cost to the requester, a copy of any or all reports or documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus supplement. Such written or oral requests should be directed to:

Daré Bioscience, Inc.

3655 Nobel Drive, Suite 260

San Diego, CA 92122

Attn: Chief Executive Officer

Telephone: (858) 926-7655

You may also access these documents on our website, www.darebioscience.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

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PROSPECTUS

DARÉ BIOSCIENCE, INC.

$200,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

PURCHASE CONTRACTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $200,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for the preferred stock; common stock, preferred stock or debt securities upon the exercise of warrants or rights; or any combination of our equity securities upon the performance of purchase contracts.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “DARE.” On March 27, 2024, the last reported sale price of our common stock was $0.55. On March 28, 2024, the date we filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, our prospectus became subject to the offering limits in General Instruction I.B.6 of Form S-3. As of the date hereof, the aggregate market value of our common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is $57,034,284, which was calculated based on 99,362,864 shares of our common stock outstanding held by non-affiliates and a price of $0.57 per share, the closing price of our common stock on February 29, 2024. As of the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in public primary offerings on Form S-3 with a value exceeding more than one-third of our public float (as defined by General Instruction I.B.6) in any 12 calendar month period so long as our public float remains below $75 million. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 8 of this prospectus under the caption “Risk Factors,” as well as in the documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 10, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants, rights or purchase contracts to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the type or series of securities offered and the terms of that offering.

This prospectus does not contain all of the information included in the registration statement of which this prospectus forms a part. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. This prospectus, together with any prospectus supplement or free writing prospectus that we subsequently authorize for use in connection with this offering and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, any prospectus supplement or free writing prospectus that we subsequently authorize for use in connection with this offering, the information and documents incorporated herein by reference and the additional information under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus, or in any prospectus supplement or free writing prospectus that we subsequently authorize for use in connection with this offering. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus, or any related prospectus supplement or free writing prospectus, is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or such prospectus supplement or free writing prospectus, or any sale of a security.

We are not offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities hereunder and the distribution of this prospectus outside the United States.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on information from various sources, including peer reviewed journals, formal presentations at medical and scientific society meetings and third-parties commissioned by us or our licensors to provide market research and analysis, and is subject to a number of assumptions and limitations. Although we are responsible for all of the disclosure contained in this prospectus and we believe the information from industry publications and other third-party sources included in this prospectus is reliable, such information is inherently imprecise. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors.

To the extent there are inconsistencies between this prospectus, any related prospectus supplement or free writing prospectus, and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “Daré,” “Daré Bioscience,” “the Company,” “we,” “us,” “our” and similar terms refer to Daré Bioscience, Inc. and its subsidiaries. When we refer to “you” we mean potential holders of the securities we may offer under this prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. We urge you to read this entire prospectus, including our consolidated financial statements, notes to our consolidated financial statements and other information incorporated herein by reference to our other filings with the SEC, or included in any applicable prospectus supplement.

About Daré Bioscience

We are a biopharmaceutical company committed to advancing innovative products for women’s health. We are driven by a mission to identify, develop and bring to market a diverse portfolio of differentiated therapies that prioritize women’s health and well-being, expand treatment options, and improve outcomes, primarily in the areas of contraception, vaginal health, reproductive health, menopause, sexual health and fertility. Our business strategy is to in-license or otherwise acquire the rights to differentiated product candidates in our areas of focus, some of which have existing clinical proof-of-concept data, to take those candidates through mid to late-stage clinical development or regulatory approval, and to establish and leverage strategic collaborations to achieve commercialization. We and our wholly owned subsidiaries operate in one business segment.

The first FDA-approved product to emerge from our portfolio of women’s health product candidates is XACIATO (clindamycin phosphate) vaginal gel 2%, or XACIATO (pronounced zah-she-AH-toe). XACIATO was approved by the FDA in December 2021 as a single-dose prescription medication for the treatment of bacterial vaginosis in females 12 years of age and older. In March 2022, we entered into an agreement with an affiliate of Organon & Co., Organon International GmbH, or Organon, which became fully effective in June 2022, whereby Organon licensed exclusive worldwide rights to develop, manufacture and commercialize XACIATO. Accordingly, our potential future revenue from the commercialization of XACIATO will consist of royalties based on net sales and milestone payments from Organon. Organon commenced U.S. marketing of XACIATO in the fourth quarter of 2023.

Our product pipeline includes diverse programs that target unmet needs in women’s health in the areas of contraception, vaginal health, reproductive health, menopause, sexual health and fertility, and aim to expand treatment options, enhance outcomes and improve ease of use for women. We are primarily focused on progressing the development of our existing portfolio of product candidates. However, we also explore opportunities to expand our portfolio by leveraging assets to which we hold rights or obtaining rights to new assets, with continued focus solely on women’s health.

Our current portfolio includes five product candidates in advanced clinical development (Phase 2-ready to Phase 3):

●	Ovaprene®, a hormone-free, monthly intravaginal contraceptive;

●	Sildenafil Cream, 3.6%, a proprietary cream formulation of sildenafil for topical administration to the female genitalia on demand for the treatment of female sexual arousal disorder (FSAD);

●	DARE-HRT1, an intravaginal ring designed to deliver both bio-identical estradiol and progesterone together, continuously over a 28-day period, for the treatment of moderate-to-severe vasomotor symptoms, as part of menopausal hormone therapy;

●	DARE-VVA1, a proprietary formulation of tamoxifen for intravaginal administration being developed as a hormone-free alternative to estrogen-based therapies for the treatment of moderate-to-severe dyspareunia, or pain during sexual intercourse, a symptom of vulvar and vaginal atrophy associated with menopause; and

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●	DARE-CIN, a proprietary, fixed-dose formulation of lopinavir and ritonavir in a soft gel vaginal insert for the treatment of cervical intraepithelial neoplasia (CIN) and other human papillomavirus (HPV)-related pathologies.

Our portfolio also includes five product candidates in Phase 1 clinical development or that we believe are Phase 1-ready:

●	DARE-PDM1, a proprietary hydrogel formulation of diclofenac, a nonsteroidal anti-inflammatory drug, for vaginal administration as a treatment for primary dysmenorrhea;

●	DARE-204 and DARE-214, injectable formulations of etonogestrel designed to provide contraception over 6-month and 12-month periods, respectively;

●	DARE-FRT1, an intravaginal ring designed to deliver bio-identical progesterone continuously for up to 14 days for luteal phase support as part of an in vitro fertilization treatment plan; and

●	DARE-PTB1, an intravaginal ring designed to deliver bio-identical progesterone continuously for up to 14 days for the prevention of preterm birth.

In addition, our portfolio includes five preclinical stage programs:

●	DARE-LARC1, a contraceptive implant delivering levonorgestrel with a woman-centered design that has the potential to be a long-acting, yet convenient and user-controlled contraceptive option;

●	DARE-LBT, a novel hydrogel formulation for vaginal delivery of live biotherapeutics to support vaginal health;

●	DARE-GML, an intravaginally-delivered potential multi-target antimicrobial agent formulated with glycerol monolaurate (GML), which has shown broad antimicrobial activity, killing bacteria and viruses;

●	DARE-RH1, a novel approach to non-hormonal contraception for both men and women by targeting the CatSper ion channel; and

●	DARE-PTB2, a novel approach for the prevention and treatment of idiopathic preterm birth through inhibition of a stress response protein.

The product candidates and potential product candidates in our portfolio will require review and approval from the FDA, or a comparable foreign regulatory authority, prior to being marketed or sold. See ITEM 1. “BUSINESS,” in Part I of our Annual Report on Form 10-K for the year ended December 31, 2023 for additional information regarding our product and product candidates.

Our primary operations have consisted of research and development activities to advance our portfolio of product candidates through late-stage clinical development and/or regulatory approval. We expect our research and development expenses will continue to represent the majority of our operating expenses for at least the next twelve months. Until we secure additional capital to fund our operating needs, we will focus our resources primarily on advancement of Ovaprene and Sildenafil Cream. In addition, we expect to incur significant research and development expenses for the DARE-LARC1 program for the next several years, but we also expect such expenses will be supported by non-dilutive funding provided under a grant agreement we entered into in June 2021.

We will need to raise substantial additional capital to continue to fund our operations and execute our current business strategy. We are also subject to a number of other risks common to biopharmaceutical companies, including, but not limited to, dependence on key employees, reliance on third-party collaborators, service providers and suppliers, being able to develop commercially viable products in a timely and cost-effective manner, dependence on intellectual property we own or in-license and the need to protect that intellectual property and maintain those license agreements, uncertainty of market acceptance of products, uncertainty of third-party payor coverage, pricing and reimbursement for products, rapid technology change, intense competition, compliance with government regulations, product liability claims, and exposure to cybersecurity threats and incidents.

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The process of developing and obtaining regulatory approvals for prescription drug and drug/device products in the United States and in foreign jurisdictions is inherently uncertain and requires the expenditure of substantial financial resources without any guarantee of success. To the extent we receive regulatory approvals to market and sell our product candidates, the commercialization of any product and compliance with subsequently applicable laws and regulations requires the expenditure of further substantial financial resources without any guarantee of commercial success. The amount of post-approval financial resources required for commercialization and the potential revenue we may receive from sales of any product will vary significantly depending on many factors, including whether, and the extent to which, we establish our own sales and marketing capabilities and/or enter into and maintain commercial collaborations with third parties with established commercialization infrastructure.

Summary of Risk Factors

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of our securities, you should carefully consider the risks and uncertainties described in the section captioned “Risk Factors” in this prospectus and the applicable accompanying prospectus supplement, and under similar headings in the documents incorporated by reference into this prospectus and the applicable accompanying prospectus supplement. The occurrence of any of these risk factors could have a material adverse effect on our business, financial condition, results of operations and growth prospects. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment in our common stock. These risk factors include, but are not limited to, the following:

●	We will need to raise substantial additional capital to continue our operations, execute our business strategy and remain a going concern, and we may not be able to raise adequate capital on a timely basis, on favorable terms, or at all. Raising additional capital may cause substantial dilution to our stockholders, restrict our operations or require us to relinquish rights in our technologies or product candidates and their future revenue streams.
●	We have a limited operating history, have incurred significant losses since our inception and expect to continue to incur losses for the foreseeable future, which, together with our limited financial resources and substantial capital requirements, make it difficult to assess our prospects.
●	Our business depends on obtaining the approval of regulatory authorities, and in particular, FDA approval, to market products that we develop. All of our product candidates are investigational, require the conduct and successful completion of clinical studies and nonclinical work, and may never complete development or be submitted for or receive regulatory approval. The FDA’s approval of XACIATO is not predictive of favorable development or marketing approval outcomes for our product candidates.
●	Clinical development is a lengthy and expensive process with an inherently uncertain outcome. Failure to successfully complete clinical trials and nonclinical activities and obtain regulatory approval to market and sell our product candidates on our anticipated timelines at reasonable costs to us, or at all, particularly Ovaprene and Sildenafil Cream, could have a material adverse effect on our business, operating results and financial condition.
●	The regulatory approval processes of the FDA and comparable foreign authorities are expensive, lengthy, time-consuming, and inherently unpredictable. If we are not able to obtain regulatory approvals for our product candidates, our ability to generate product revenue will be materially impaired.
●	Drug products and drug/device combination products are complex to manufacture and we face significant challenges in scaling up manufacturing of our product candidates for larger clinical trials and commercial production. Manufacturing and supply delays and disruptions could postpone the initiation of or interrupt our clinical studies, extend the timeframe and cost of development of our product candidates, delay potential regulatory approvals and adversely impact the commercialization of any approved products.

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●	Strategic collaborations are a key part of our strategy and our existing strategic collaborations are important to our business. If we are unable to maintain existing strategic collaborations or establish new ones, or if they are not successful, we may require substantial additional capital to develop and commercialize our products and product candidates and our business and prospects may be materially harmed.
●	Unless and until one of our product candidates receives regulatory approval, payments under our license agreement with Organon based on net sales of XACIATO represent our only potential source of ongoing revenue and the amount of those net sales is largely outside of our control.
●	We have no manufacturing, sales, marketing or distribution infrastructure. We depend heavily on, and expect to continue to rely on, the performance of third parties, including our strategic collaborators, contract manufacturers and suppliers, CROs, medical institutions, and scientific, medical, regulatory and other consultants and advisors, to develop our product candidates and commercialize any approved products. Failure of these third parties to perform as expected could result in substantial delays, increased costs or failures of our product development programs, delayed or unsuccessful commercialization of any approved products, and the need for significant additional capital.
●	Due in part to our limited financial and human resources, we may fail to effectively execute our product development, regulatory submission and commercialization plans in accordance with communicated timelines, or at all.
●	The loss or impairment of our rights under our license agreements for XACIATO or any of our product candidates could prevent us from developing or commercializing them, which could have a material adverse effect on our business prospects, operations and viability.
●	The commercial success of XACIATO will depend on Organon’s efforts and capabilities and a variety of factors, many of which currently are unknown or uncertain, and if commercialization of XACIATO is not successful, our reputation, business and prospects may suffer.
●	XACIATO and any future products will face intense competition, including from generic products, and may fail to achieve the degree of market acceptance necessary for commercial success. Our business, operating results and financial condition will suffer if we, or our commercial collaborators, fail to compete effectively and fail to achieve market acceptance.
●	Failure to successfully obtain coverage and adequate reimbursement for XACIATO and any future products from government health care programs and other third-party payors would diminish our ability, or that of a commercial collaborator, to generate net product revenue or net sales. If out-of-pocket costs for products we develop are deemed by women to be unaffordable, a commercial market may never develop.
●	We have a relatively small number of employees, and if we fail to attract and retain key personnel or effectively manage our personnel costs, our business may materially suffer.
●	We may not be successful in our efforts to identify and acquire or in-license additional product candidates or technologies, which may limit our growth potential.
●	Our failure to adequately protect or enforce our intellectual property rights, and those of our licensors, could materially harm our proprietary position in the marketplace or prevent or impede the commercialization of XACIATO and any future products.
●	Lack of patent protection for the active ingredients in certain of our product candidates, including Sildenafil Cream and DARE-HRT1, may limit the commercial opportunity for those products if competitors are able to develop and commercialize safe and effective alternative formulations or methods of delivery of the active ingredients.
●	Volatility in the financial markets, geopolitical conflicts and events, public health emergencies such as the COVID-19 pandemic and other macroeconomic factors may negatively impact our business, financial condition and results and our stock price, including by increasing the cost and timelines for our clinical development programs or making it more difficult or costly to raise additional capital when needed.
●	Product liability lawsuits against us could cause us to incur substantial liabilities and divert management attention from our business.

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●	The price of our common stock has been and may continue to be highly volatile and such volatility may be related or unrelated to our performance and operating results. Volatility in our stock price may subject us to increased risk of securities litigation, including class-action lawsuits, which could be expensive and divert management attention.
●	If we fail to regain and maintain compliance with the continued listing requirements of the Nasdaq Capital Market, our common stock could be delisted, which could, among other things, limit demand for our common stock, substantially impair our ability to raise additional capital and have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock.
●	Future dilution to our existing stockholders from sales and issuances of our common stock through at-the-market, or ATM, offerings, other types of public or private offerings of equity or equity-linked securities and upon the exercise of stock options, or the market’s expectation that such sales could adversely affect our stock price, even if our business is doing well.
●	We have been subject to a cyber-related crime and our controls and security measures may not be successful in preventing other cybersecurity incidents in the future. Cyber-attacks, security breaches, loss of data and other disruptions to our information technology systems or those of our strategic collaborators or third-party service providers could compromise sensitive information related to our business, delay or prevent us from accessing critical information, subject us to significant financial loss, or expose us to liability, any of which could adversely affect our business and our reputation.

Additional Information

For additional information related to our business and operations, please refer to the annual and quarterly reports incorporated herein by reference, as described under the caption “Incorporation of Documents by Reference” on page 33 of this prospectus.

Corporate Information

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 3655 Nobel Drive, Suite 260, San Diego, California 92122, and our telephone number at that address is (858) 926-7655. We maintain a website at www.darebioscience.com, to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Daré Bioscience® is a registered trademark of Daré Bioscience, Inc. Ovaprene® is a registered trademark licensed to Daré Bioscience, Inc. All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants, rights or purchase contracts to purchase any of such securities, either individually or in units, with a total value of up to $200,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;
●	aggregate principal amount or aggregate offering price;
●	maturity, if applicable;
●	rates and times of payment of interest or dividends, if any;

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●	redemption, conversion or sinking fund terms, if any;
●	voting or other rights, if any; and
●	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;
●	applicable fees, discounts and commissions to be paid to them;
●	details regarding over-allotment options, if any; and
●	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

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RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of risks related to that offering. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, together with all of the other information contained or incorporated by reference in the prospectus supplement or contained or incorporated by reference in this prospectus. You should carefully consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent annual report on Form 10-K, as may be amended, supplemented or superseded from time to time by information in quarterly reports on Form 10-Q and current reports on Form 8-K that we file with the SEC after the date of this prospectus, all of which are incorporated herein by reference (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K). The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain or incorporate by reference forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements, including statements regarding our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management. Forward-looking statements, in some cases, can be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” project,” “target,” “tend to,” or the negative version of these words and similar expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the heading “Risk Factors” contained or incorporated in this prospectus and in any related prospectus supplement or free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements contained or incorporated in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Given these uncertainties, you should not place undue reliance on any forward-looking statement. The following factors are among those that may cause such differences:

●	Inability to raise additional capital, under favorable terms or at all, to fund our operating needs and continue as a going concern;
●	The number and scope of product development programs we pursue;
●	Clinical trial outcomes and results of preclinical development;
●	Failure to complete development of our product candidates or submit and obtain United States Food and Drug Administration, or FDA, or foreign regulatory authority approval for our product candidates on projected timelines or budgets, or at all;
●	Challenges and delays in obtaining timely supplies of our product candidates, including their components as well as the finished product, in the quantities needed in accordance with current good manufacturing practices, our specifications and other applicable requirements;
●	The performance of third parties on which we rely to conduct nonclinical studies and clinical trials of our product candidates;
●	Our failure, or a failure of a strategic collaborator, to successfully commercialize our product candidates, if approved, or our failure to otherwise monetize our portfolio programs and assets;
●	The timing and amount of future royalty and milestone payments to us, if any, under our out-license agreements for commercialization of XACIATO™ (clindamycin phosphate) vaginal gel 2%, or XACIATO, and Ovaprene®;
●	Termination by a collaborator of our respective out-license agreements for commercialization of XACIATO and Ovaprene, or, in the case of Ovaprene, a decision by the collaborator not to make the license grant fully effective following its review of the results of the ongoing pivotal clinical trial of Ovaprene;
●	The performance of third parties on which we rely to commercialize, or assist us in commercializing, XACIATO and any future product;
●	Difficulties with maintaining existing collaborations relating to the development and/or commercialization of our product candidates, or establishing new ones on a timely basis or on acceptable terms, or at all;
●	The terms and conditions of any future strategic collaborations relating to our product candidates;
●	The degree of market acceptance that XACIATO and any future product achieves;
●	Coverage and reimbursement levels for XACIATO and any future product by government health care programs, private health insurance companies and other third-party payors;
●	Our loss of, or inability to attract, key personnel;
●	A change in the FDA’s prior determination that the Center for Devices and Radiological Health would lead the review of a premarket approval application for potential marketing approval of Ovaprene;

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●	A change in regulatory requirements for our product candidates, including the development pathway pursuant to Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act, or the FDA’s 505(b)(2) pathway;
●	Unfavorable differences between preliminary, interim or topline clinical study data reported by us and final study results;
●	Communication from the FDA or another regulatory authority, including a complete response letter, that such agency does not accept or agree with our assumptions, estimates, calculations, conclusions or analyses of clinical or nonclinical study data regarding a product candidate, or that such agency interprets or weighs the importance of study data differently than we have in a manner that negatively impacts the candidate’s prospects for regulatory approval in a timely manner, or at all;
●	Failure to select product candidates that capitalize on the most scientifically, clinically or commercially promising or profitable indications or therapeutic areas within women’s health including due to our limited financial resources;
●	Loss or impairment of our in-licensed rights to develop and commercialize XACIATO and our product candidates;
●	Our payment and other obligations under our in-license and acquisition agreements for XACIATO and our product candidates;
●	Developments by our competitors that make XACIATO, or any potential product we develop, less competitive or obsolete;
●	Unfavorable or unanticipated macroeconomic factors, geopolitical events or conflicts, public health emergencies, or natural disasters;
●	Weak interest in women’s health relative to other healthcare sectors from the investment community or from pharmaceutical companies and other potential development and commercialization collaborators;
●	Cyber-attacks, security breaches or similar events compromising our technology systems and data, our financial resources and other assets, or the technology systems and data of third parties on which we rely;
●	Difficulty in introducing branded products in a market made up of generic products;
●	Inability to adequately protect or enforce our, or our licensor’s, intellectual property rights;
●	Lack of patent protection for the active ingredients in XACIATO and certain of our product candidates that expose them to competition from other formulations using the same active ingredients;
●	Higher risk of failure associated with product candidates in preclinical stages of development that may lead investors to assign them little to no value and make these assets difficult to fund;
●	Dependence on grant funding to advance the development of several of our product candidates;
●	Disputes or other developments concerning our intellectual property rights;
●	Actual and anticipated fluctuations in our quarterly or annual operating results or results that differ from investors’ expectations for such results;
●	Price and volume fluctuations in the stock market, and in our stock in particular, which could cause investors to experience losses and subject us to securities class-action litigation;
●	Failure to maintain the listing of our common stock on the Nasdaq Capital Market or another nationally recognized exchange;
●	Development of safety, efficacy or quality concerns related to our product or product candidates (or third-party products or product candidates that share similar characteristics or drug substances), whether or not scientifically justified, leading to delays in or discontinuation of product development, product recalls or withdrawals, diminished sales, and/or other significant negative consequences;
●	Product liability claims or governmental investigations;
●	Changes in government laws and regulations in the United States and other jurisdictions, including laws and regulations governing the research, development, approval, clearance, manufacturing, supply, distribution, pricing and/or marketing of our products, product candidates and related intellectual property, health care information and data privacy and security laws, transparency laws and fraud and abuse laws, and the enforcement thereof affecting our business; and
●	Increased costs as a result of operating as a public company, and substantial time devoted by our management to compliance initiatives and corporate governance practices.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events, except as required by law.

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USE OF PROCEEDS

We will have broad discretion over the use of net proceeds from the sale of securities offered hereby. Unless otherwise indicated in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, including working capital, operating expenses and capital expenditures. We may also use the net proceeds to repay any debts and/or acquire or invest in complementary businesses, products or technologies, although we have no current commitments or agreements with respect to any such acquisitions or investments as of the date of this prospectus.

We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, you will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities offered hereby. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds, we intend to invest the proceeds in interest-bearing, marketable securities.

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PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;
●	market prices prevailing at the time of sale;
●	prices related to the prevailing market prices; or
●	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

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One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

All securities we may offer, other than shares of our common stock, may be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities. There is currently no market for any of the securities we may offer hereby, other than our common stock which is listed on the Nasdaq Capital Market. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We have no current plans for listing of the preferred stock, debt securities, warrants, rights or units on any securities exchange or quotation system; any such listing with respect to any particular preferred stock, debt securities, warrants, rights or units will be described in the applicable prospectus supplement or other offering materials, as the case may be.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

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DESCRIPTION OF COMMON STOCK

We are authorized to issue 240,000,000 shares of common stock, par value $0.0001 per share. As of March 27, 2024, we had 100,581,900 shares of common stock outstanding.

The following summary of certain provisions of our common stock does not purport to be complete. You should refer to the section of this prospectus entitled “Certain Provisions of Delaware Law and of Our Certificate of Incorporation and Bylaws” and our Restated Certificate of Incorporation, as amended, referred to herein as our restated certificate of incorporation, and our Third Amended and Restated By-laws, as amended, referred to herein as our restated bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, except that unless otherwise required by law, holders of our common stock are not entitled to vote on any amendment to our restated certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock, if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more such other series, to vote thereon pursuant to our restated certificate of incorporation. Holders of our common stock do not have cumulative voting rights.

An election of directors will be decided by a plurality of the votes cast by the stockholders entitled to vote on the election at a duly held stockholders’ meeting at which a quorum is present. All other questions will be decided by a majority of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present, except when a different vote is required by law, our restated certificate of incorporation or restated bylaws.

Dividends

Holders of our common stock are entitled to receive proportionately any dividends as may be declared by our board of directors out of legally available funds, subject to any preferential dividend or other rights of any series of preferred stock that we may designate and issue in the future.

Liquidation and Dissolution

In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference of any then outstanding shares of preferred stock.

No Preemptive Rights

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock.

Rights of Preferred Stock May be Senior to Rights of Common Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights of the holders of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC, with offices at 6201 15th Avenue, Brooklyn, NY 11219.

Stock Exchange Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “DARE.”

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DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this prospectus, no shares of our preferred stock were outstanding or designated. The following summary of certain provisions of our preferred stock does not purport to be complete. You should refer to our restated certificate of incorporation and restated bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General

Our board of directors may, from time to time, direct the issuance of shares of preferred stock in one or more series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, unless and only to the extent stockholder approval is required by the listing standards of any securities exchange on which our securities are listed, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of that series of preferred stock in the prospectus supplement for such offering and will file a copy of the amended and restated certificate of incorporation or the certificate of designations establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

●	the title and stated value;
●	the number of shares offered, the liquidation preference, if any, per share and the purchase price;
●	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;
●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
●	the procedures for any auction and remarketing, if any;
●	the provisions for a sinking fund, if any;
●	the provisions for redemption, if applicable;
●	any listing of the preferred stock on any securities exchange or market;
●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;
●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;
●	voting rights, if any, of the preferred stock;
●	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;
●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company; and
●	any material limitations on issuance of any class or series of preferred stock ranking pari passu with or senior to the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our company.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

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We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title or designation;
●	the aggregate principal amount and any limit on the amount that may be issued;
●	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;
●	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;
●	the maturity date and the date or dates on which principal will be payable;
●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;
●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
●	the terms of the subordination of any series of subordinated debt;
●	the place or places where payments will be payable;
●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;
●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;
●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;
●	whether we will be restricted from incurring any additional indebtedness;
●	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;
●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;
●	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;
●	if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and
●	if specified events of bankruptcy, insolvency or reorganization occur as to us.

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No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
●	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;
●	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and
●	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

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We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and
●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;
●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;
●	reducing the principal amount of discount securities payable upon acceleration of maturity;
●	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or
●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

●	the transfer or exchange of debt securities of the series;
●	replace stolen, lost or mutilated debt securities of the series;
●	maintain paying agencies;
●	hold monies for payment in trust;
●	compensate and indemnify the trustee; and
●	appoint any successor trustee.

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In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

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We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

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DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
●	the currency or currency units in which the offering price, if any, and the exercise price are payable;
●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;
●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;
●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;
●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;
●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
●	any applicable material U.S. federal income tax consequences;
●	the identity of the warrant agent for the warrants and of any other depositories, execution or paying agents, transfer agents, registrars or other agents;
●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
●	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;
●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
●	information with respect to book-entry procedures, if any;
●	the anti-dilution provisions of the warrants, if any;
●	any redemption or call provisions;
●	whether the warrants may be sold separately or with other securities as parts of units; and
●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

Outstanding Warrants

December 2023 Warrants

In connection with the royalty investment financing agreement we entered into in December 2023, we issued a warrant to purchase up to an aggregate of 5,000,000 shares of our common stock. The warrant has a term of five years from the date of issuance and an exercise price of $0.3467 per share, subject to customary adjustment for stock splits and similar transactions. A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder 9.99%) of our outstanding common stock immediately after exercise. The warrant includes certain rights in favor of the holder upon a “fundamental transaction” as described in the warrant, including the right of the holder to receive from us or the successor entity an amount of cash equal to the Black-Scholes value (as described in the warrants) of the unexercised portion of the warrant on the date of the consummation of such fundamental transaction.

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The warrant was allocated a value of $0.8 million using a Black-Scholes option pricing model based on the relative fair value method as they were issued with common stock. The Black-Scholes model used the following assumptions: expected volatility: 85.91%; risk-free interest rate: 4.05%; expected dividend yield: 0%; and expected term: 5 years. The warrant was deemed to be classified as equity and recorded within additional paid in capital on the condensed consolidated balance sheets. As of December 31, 2023, no portion of the warrant has been exercised.

September 2023 Warrants

In connection with the registered direct offering completed in September 2023, we issued warrants to purchase up to an aggregate of 10,000,000 shares of our common stock. The warrants became exercisable on March 1, 2024, expire March 1, 2029 and have an exercise price of $0.77 per share, subject to customary adjustment for stock splits and similar transactions. A holder (together with its affiliates) may not exercise any portion of a warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder 9.99%) of our outstanding common stock immediately after exercise. The warrants include certain rights in favor of the holders upon a “fundamental transaction” as described in the warrants, including the right of the holders to receive from us or the successor entity an amount of cash equal to the Black-Scholes value (as described in the warrants) of the unexercised portion of the warrants on the date of the consummation of such fundamental transaction.

The warrants were allocated a value of $2.9 million using a Black-Scholes option pricing model based on the relative fair value method as they were issued with common stock. The Black-Scholes model used the following assumptions: expected volatility: 87.77%; risk-free interest rate: 4.29%; expected dividend yield: 0%; and expected term: 5.5 years. The warrants were deemed to be classified as equity and recorded within additional paid in capital on the condensed consolidated balance sheets. As of December 31, 2023, none of the warrants have been exercised.

Aquilo Warrant

On October 4, 2016, we issued Aquilo Partners, L.P. a warrant to purchase 6,500 shares of common stock at an exercise price of $10.00 per share over a 10 year period.

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DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock, warrants or purchase contracts, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;
●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;
●	the exercise price;
●	the aggregate number of rights issued;
●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;
●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;
●	the method by which holders of rights will be entitled to exercise;
●	the conditions to the completion of the offering, if any;
●	the withdrawal, termination and cancellation rights, if any;
●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;
●	whether stockholders are entitled to oversubscription rights, if any;
●	any applicable material U.S. federal income tax considerations; and
●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our debt securities, shares of common stock, preferred stock, warrants or rights, or securities of an entity unaffiliated with us, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of our debt securities, shares of common stock, preferred stock, warrants, rights or other property, or any combination of the above. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

●	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;
●	whether the purchase contracts are to be prepaid;
●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;
●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
●	any applicable material U.S. federal income tax considerations; and
●	whether the purchase contracts will be issued in fully registered or global form.

The preceding description sets forth certain general terms and provisions of the purchase contracts to which any prospectus supplement may relate. The particular terms of the purchase contracts to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the purchase contracts so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the purchase contracts described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement.

We encourage you to read the applicable purchase contract for additional information before you decide whether to purchase any of our purchase contracts.

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DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants, rights or purchase contacts for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions of the governing unit agreement that differ from those described below; and
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Rights” and “Description of Purchase Contracts” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant, right or purchase contract included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

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FORMS OF SECURITIES

Each debt security, warrant, purchase contract and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, purchase contracts or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue our debt securities, warrants, purchase contracts and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, warrant agreement, purchase contract or unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract or unit agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

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Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

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CERTAIN PROVISIONS OF DELAWARE LAW AND OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS

Anti-Takeover Effect Provisions

Certain provisions in our restated certificate of incorporation and our restated bylaws and applicable provisions under the Delaware General Corporation Law, or the DGCL, may have an anti-takeover effect, including:

Classified Board. We have a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the composition of a majority of our board of directors.

Number of Directors. The number of directors on our board of directors is established by our board of directors, which may delay the ability of stockholders to change the composition of a majority of our board of directors.

No Cumulative Voting. Our stockholders cannot cumulate their votes in the election of directors, which limits the ability of minority stockholders to elect director candidates.

Filling of Vacancies. Our board of directors have the exclusive right to elect a director to fill any vacancy or newly created directorship.

Removing Directors. A director may be removed only for cause and only by the affirmative vote of at least 75% of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors.

Prohibition on Written Consent. Our stockholders are prohibited from acting by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders.

Calling Special Meetings. Special meetings of our stockholders may be called only by our board of directors, the chairman of our board of directors or our chief executive officer, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

Advance Notice Procedures. Stockholders must comply with the advance notice procedures in our restated bylaws to nominate candidates to our board of directors and to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from soliciting proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us;

Supermajority Provisions. The affirmative vote of the holders of at least 75% of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors is required to amend or repeal, or to adopt any provision inconsistent with, the provisions in our restated certificate of incorporation that relate to, among other matters, the classification of our board of directors, the number of our directors, the removal of our directors, the filling of vacancies on our board of directors, the prohibition on our stockholders to act by written consent, and the calling of special meetings of our stockholders.

Bylaw Amendments. Our board of directors, by majority vote, may amend, alter or repeal our restated bylaws and may adopt new bylaws. Our stockholders may not adopt, amend, alter or repeal our restated bylaws or adopt any provision inconsistent therewith, unless such action is approved, in addition to any vote required by our restated certificate of incorporation, by the affirmative vote of holders of at least 75% of the votes that all the stockholders would be entitled to cast in any annual election of directors or class of directors, and the affirmative vote of holders of at least 75% of the votes that all the stockholders would be entitled to cast in any annual election of directors or class of directors is required to amend or repeal, or to adopt any provision inconsistent with, the foregoing. These provisions may inhibit the ability of an acquirer from amending our restated certificate of incorporation or our restated bylaws to facilitate a hostile acquisition and may allow our board of directors to take additional actions to prevent a hostile acquisition.

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Preferred Stock. Our board of directors can determine to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could significantly dilute the ownership of a hostile acquirer.

Additional Authorized Shares of Capital Stock. The shares of authorized common stock and preferred stock available for issuance under our restated certificate of incorporation could be issued at such times, under such circumstances, and with such terms as to impede a change in control.

DGCL Section 203. We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for three years following the date that such stockholder became an interested stockholder, unless: (i) before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock not owned by the interested stockholder.

The term “business combination” generally includes mergers or consolidations resulting in a financial benefit to the interested stockholder. The term “interested stockholder” generally means any person, other than the corporation and any direct or indirect majority-owned subsidiary of the corporation, who, together with affiliates and associates, owns (or owned within three years prior to the determination of interested stockholder status) 15% or more of the outstanding voting stock of the corporation. The provisions of Section 203 of the DGCL may deter a hostile takeover or delay a change in control.

Choice of Forum

Our restated bylaws provide that, among other things, unless we consent in writing to the selection of an alternative forum, the courts located within the State of Delaware will serve as the sole and exclusive forum for the adjudication of (i) any derivative action or proceeding brought on behalf of us; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of ours, to us or our stockholders; (iii) any action or proceeding asserting a claim against us or any current or former director, officer or other employee of ours, arising out of or pursuant to any provision of the DGCL, our restated certificate of incorporation or our restated bylaws (as each may be amended from time to time); (iv) any action or proceeding to interpret, apply, enforce or determine the validity of our restated certificate of incorporation or our restated bylaws (including any right, obligation, or remedy thereunder); (v) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (vi) any action asserting a claim against us or any director, officer or other employee of ours, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This choice of forum provision will not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. In addition, our restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Our restated bylaws also provides that any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities will be deemed to have notice of and consented to this choice of forum provision.

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We believe these choice of forum provisions may benefit us by providing increased consistency in the application of Delaware law and federal securities laws by chancellors and judges, as applicable, particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. These provisions may have the effect of discouraging lawsuits against us and/or our directors, officers and employees as they may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder finds favorable for disputes with us or our directors, officers or employees.

Limitation of Liability and Indemnification

Section 102 of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock purchases or redemptions, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) of officers in any action by or in the right of the corporation.

Our restated certificate of incorporation provides that no director of our corporation shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Our restated certificate of incorporation provides that we will indemnify each individual who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us), by reason of the fact that such individual is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such individuals being referred to as an Indemnitee), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom if such Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, such Indemnitee had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

Our restated certificate of incorporation also provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee or, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to us, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware or such other court shall deem proper. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, such Indemnitee will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of the Indemnitee in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to us, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to our best interests, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe his or her conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto. If we do not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.

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Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which such individual was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such individual acted in good faith and in a manner the individual reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe such individual’s conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such individual shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such individual is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

We have entered into indemnification agreements with our directors and certain officers, in addition to the indemnification provided in our restated certificate of incorporation, and intend to enter into indemnification agreements with any new directors and executive officers in the future. In general, these agreements provide that we will indemnify the director or officer to the fullest extent permitted by law for claims arising in such individual’s capacity as a director or officer of our company or in connection with their service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that the director or officer makes a claim for indemnification and establish certain presumptions that are favorable to the director or officer, as applicable.

We have purchased and intend to maintain insurance on behalf of any individual who is or was a director or officer against any loss arising from any claim asserted against such individual and incurred by the individual in any such capacity, subject to certain exclusions.

The foregoing discussion of our restated certificate of incorporation, restated bylaws, indemnification agreements and Delaware law is not intended to be exhaustive and is qualified in its entirety by such documents or law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Dissenter’s Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of our company. Under the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

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LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California, will pass upon certain legal matters in connection with the offering and validity of the securities offered by this prospectus.

EXPERTS

Haskell & White LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as set forth in its report, which is incorporated by reference in this prospectus and the registration statement. Our financial statements are incorporated by reference in reliance on Haskell & White LLP’s report, given on the authority of said firm as experts in accounting and auditing.

Mayer Hoffman McCann P.C., an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in its report (which report includes an explanatory paragraph regarding the existence of substantial doubt about our ability to continue as a going concern), which is incorporated by reference in this prospectus and the registration statement. Our financial statements are incorporated by reference in reliance on Mayer Hoffman McCann P.C.’s report, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, such as our company, that file documents electronically with the SEC. Our SEC filings are available to the public at the SEC’s website address at http://www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to the SEC’s website or any other website are inactive textual references only.

We also maintain a website at www.darebioscience.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

This prospectus is only part of a registration statement on Form S-3 that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with the SEC rules and regulations. You should review the information in and schedules and/or exhibits to the registration statement for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus concerning any document we filed as an exhibit or schedule to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. This prospectus incorporates by reference the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 28, 2024 (the “Annual Report”), including all material incorporated by reference therein;
●	our Current Reports on Form 8-K and on Form 8-K/A filed with the SEC on January 19, 2024 and January 26, 2024 (except for any information furnished under Items 2.02 or 7.01 of Form 8-K and all exhibits related to such items); and

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●	the description of our common stock contained in our Registration Statement on Form 8-A filed on April 4, 2014, including any amendments thereto or reports filed for the purpose of updating such description, including the description of our common stock in Exhibit 4.5 of the Annual Report.

The SEC file number for each of the documents listed above is 001-36395.

In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing such reports and other documents (excluding any information in such documents furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and any exhibit furnished with such reports that is related to those items). We also specifically incorporate by reference into this prospectus all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of the registration statement (excluding any information in such documents that is furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and any exhibit furnished with such reports that is related to those items).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request and at no cost to the requester, a copy of any or all reports or documents that are incorporated by reference into this prospectus, but not delivered with the prospectus. Such written or oral requests should be directed to:

Daré Bioscience, Inc.

3655 Nobel Drive, Suite 260

San Diego, CA 92122

Attn: Chief Accounting Officer

Telephone: (858) 926-7655

You may also access these documents on our website, www.darebioscience.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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4,085,687 Shares of Common Stock

293,894 Pre-Funded Warrants to Purchase Shares of Common Stock

PROSPECTUS SUPPLEMENT

Ladenburg Thalmann

August 14, 2026